Exhibit 1.1

English translation

Articles of Association

of

China Life Insurance Company Limited

These Articles of Association were approved by the shareholders of the Company at the

First Extraordinary General Meeting 2021 held on December 16, 2021 and became effective from the date of approval given by the China Banking and Insurance

Regulatory Commission under the Approval Document for the Amendments to the

Articles of Association of China Life Insurance Company Limited (Yin Bao Jian Fu

[2022] No. 289)

If there is any discrepancy between English version and Chinese version, Chinese version shall prevail.

Table of Content

Chapter 1 General Provisions	3
Chapter 2 The Company’s Objectives and Scope of Business	5
Chapter 3 Shares and Registered Capital	6
Chapter 4 Reduction of Capital and Repurchase of Shares	9
Chapter 5 Financial Assistance for Acquisition of Shares	13
Chapter 6 Share Certificates and Register of Shareholders	14
Chapter 7 Party Organization (Party Committee)	20
Chapter 8 Shareholders’ Rights and Obligations	21
Chapter 9 Shareholders’ General Meetings	27
Chapter 10 Special Procedures for Voting by A Class of Shareholders	44
Chapter 11 Board of Directors	46
Chapter 12 Secretary of the Board of Directors	57
Chapter 13 Committees under the Board of Directors	58
Chapter 14 President	58
Chapter 15 Supervisory Board	60
Chapter 16 The Qualifications and Duties of the Directors, Supervisors, President, Vice Presidents and Other Senior Officers of the Company	63
Chapter 17 Financial and Accounting Systems, Profit Distribution and Audit	71
Chapter 18 Engagement of Auditors	77
Chapter 19 Insurance	80
Chapter 20 The Company’s Basic Management System	80
Chapter 21 Trade Unions	81
Chapter 22 Merger and Division of the Company	82
Chapter 23 Dissolution and Liquidation	83
Chapter 24 Procedures for Amendment of the Company’s Articles of Association	85
Chapter 25 Dispute Resolution	87
Chapter 26 Notices and Public Announcements	88
Chapter 27 Special Matters of Corporate Governance	89
Chapter 28 Supplementary	90

Record for the Formulation of and

Amendments to the Articles of Association

No.	Formulation of the Articles of Association	Date of Resolution	Name of the Meetings	CBIRC’s Approval Document Number

1	Formulation of the Articles of Association	April 29, 2003	Inaugural Meeting	Bao Jian Fu [2003] No. 115

2	1st amendment	September 11, 2003	Second Extraordinary General Meeting in 2003	Bao Jian Fu [2003] No. 190

3	2nd amendment	November 12, 2003	Third Extraordinary General Meeting in 2003	Bao Jian Fu [2003] No. 221

4	3rd amendment	June 18, 2004	Annual General Meeting in 2004	Bao Jian Fa Gai [2004] No. 1592

5	4th amendment	June 16, 2005	Annual General Meeting in 2005	Bao Jian Fa Gai [2005] No. 924

6	5th amendment	March 16, 2006	First Extraordinary General Meeting in 2006	Bao Jian Fa Gai [2006] No. 319

7	6th amendment	June 16, 2006	Annual General Meeting in 2006	Bao Jian Fa Gai [2006] No. 830

8	7th amendment	October 16, 2006	Second Extraordinary General Meeting in 2006	Bao Jian Fa Gai [2006] No. 1431

9	8th amendment	January 31, 2007	Interim Meeting of the Board of Directors	Bao Jian Fa Gai [2007] No. 323

10	9th amendment	October 27, 2008	First Extraordinary General Meeting in 2008	Bao Jian Fa Gai [2008] No. 1746

11	10th amendment	May 25, 2009	Annual General Meeting in 2009	Bao Jian Fa Gai [2009] No. 1035

12	11th amendment	June 4, 2010	2009 Annual General Meeting	Bao Jian Fa Gai [2010] No. 959

13	12th amendment	June 3, 2011	2010 Annual General Meeting	Bao Jian Fa Gai [2011] No. 1166

14	13th amendment	May 22, 2012	2011 Annual General Meeting	Bao Jian Fa Gai [2012] No. 771

15	14th amendment	February 19, 2013	First Extraordinary General Meeting in 2013	Bao Jian Fa Gai [2013] No. 360

16	15th amendment	February 19, 2013	First Extraordinary General Meeting in 2013	Bao Jian Xu Ke [2013] No. 313

17	16th amendment	June 5, 2013	2012 Annual General Meeting	Bao Jian Xu Ke [2013] No. 130

18	17th amendment	May 29, 2014	2013 Annual General Meeting	Bao Jian Xu Ke [2014] No. 568

19	18th amendment	May 28, 2015	2014 Annual General Meeting	Bao Jian Xu Ke [2016] No. 289

20	19th amendment	May 30, 2019	2018 Annual General Meeting	Yin Bao Jian Fu [2019] No. 822

21	20th amendment	December 16, 2021	First Extraordinary General Meeting 2021	Yin Bao Jian Fu [2022] No. 289

Chapter 1 General Provisions

Article 1.

China Life Insurance Company Limited (the “Company”) is a joint stock limited company established in accordance with the Insurance Law of the People’s Republic of China (the “Insurance Law”), the Company Law of the People’s Republic of China (the “Company Law”), the Securities Law of the People’s Republic of China (the “Securities Law”), the Special Regulations of the State Council on the Overseas Offering and Listing of Shares by Joint Stock Limited Companies (the “Special Regulations”), the Reply of the State Council on the Adjustment of the Notice Period for General Meeting and Other Matters Applicable to the Overseas Listed Companies, and other relevant national laws and administrative regulations.

The Company was established by way of promotion with China Life Insurance Company as the sole promoter, and with the approval of the former China Insurance Regulatory Commission (which was renamed as the China Banking and Insurance Regulatory Commission, the “CBIRC”), as evidenced by the approving document Bao Jian Fu [2003] No. 115. It is registered with, and has obtained a business license from, the State Administration for Industry and Commerce on June 30, 2003. The Company’s unified social credit code is 9110000071092841XX.

The promoter of the Company is China Life Insurance (Group) Company (“CLIC”).

The predecessor of China Life Insurance (Group) Company is China Life Insurance Company. China Life Insurance Company was changed to China Life Insurance (Group) Company after obtaining the approval of the former CIRC (Bao Jian Fu [2003] No. 108).

Article 2.

The registered Chinese name of the Company is: 中国人寿保险股份有限公司.

The short name for the registered Chinese name of the Company is: 中国人寿.

The English name of the Company is: China Life Insurance Company Limited.

The short name for the English name of the Company is: China Life.

Article 3.

Address of the Company:	16 Financial Street, Xicheng District, Beijing

Telephone Number:	010-63633333

Fax Number:	010-66575722

Post Code:	100033

Article 4.

The Company’s legal representative is the Chairman of the Board of Directors of the Company.

Article 5.

The Company is a joint stock limited company that has perpetual existence.

The shareholders of the Company shall exercise their rights and bear their liabilities to the extent of their respective shareholdings in the Company. The Company shall be liable for the debts of the Company to the extent of all the property of the Company.

The Company is an independent legal person under the jurisdiction and protection of the laws and administrative regulations of the People’s Republic of China.

Article 6.

Pursuant to the Company Law, the Insurance Law, the Special Regulations, the Mandatory Provisions Governing the Articles of Association of Overseas Listed Companies (hereinafter referred to as the “Mandatory Provisions”), the Guidelines on the Articles of Association of Listed Companies, the Guidelines on the Articles of Association of Insurance Companies and other applicable national laws and administrative regulations, the Company has amended its previous Articles of Association (the “Previous Articles of Association”) and formulated these Articles of Association (the “Company’s Articles of Association” or these “Articles of Association”) by a special resolution of the shareholders’ general meeting of the Company on May 30, 2019.

Article 7.

From the date on which these Articles of Association come into effect, they shall constitute a legally binding document regulating the Company’s organization and activities, and the rights and obligations between the Company and each shareholder and among the shareholders, and are binding on the Company and its shareholders, directors, supervisors, president, vice presidents (i.e. the manager and deputy manager as provided under the Company Law and the Mandatory Provisions) and other senior officers of the Company; all of whom are entitled, in accordance with the Company’s Articles of Association, to make claims with respect to the affairs of the Company.

A shareholder may take action against the Company pursuant to the Company’s Articles of Association. The Company may take action against shareholders, directors, supervisors, president, vice president and other senior officers of the Company pursuant to the Company’s Articles of Association. A shareholder may also take action against other shareholders and the directors, supervisors, president, vice presidents and other senior officers of the Company pursuant to the Company’s Articles of Association.

The actions referred to in the preceding paragraph include court proceedings and arbitrations.

“Other senior officers” as used in these Articles of Association refer to assistants to the president, the secretary to the Board of Directors, chief financial officer, chief compliance officer, chief risk officer, chief actuary, and audit controller of the Company, as well as other senior officers determined by the Board of Directors.

Article 8.

The Company must comply with laws and regulations, implement unified national financial guidelines and policies, and be subject to the supervision of the CBIRC.

Article 9.

The Company shall establish an organization of the Communist Party of China in accordance with the relevant requirements of the Constitution of the Communist Party of China and the Company Law. The Party Committee shall play the core leadership role, providing direction, managing the overall situation and ensuring implementation. The Company shall also establish the working organs of the Party, which shall be equipped with sufficient staff to deal with Party affairs and provided with sufficient funds to operate the Party organization.

Article 10.

The Company may invest in any other enterprise. However, unless otherwise stipulated by law, the Company shall not become an investor which, together with the other investors of the enterprise, shall be jointly and severally liable for the indebtedness of such enterprise.

Chapter 2 The Company’s Objectives and Scope of Business

Article 11.

The Company’s objectives are: to conform to the ideal of “mutual benefit” in operation; to observe the operational policy of fiduciary principle and steadfast operation; to improve the operation and management of the Company, with the concentration on economical benefits and market-oriented direction; to facilitate the continual healthy growth of the Company; and to ensure the interests of the Company, its employees and shareholders.

Article 12.

The Company’s scope of business shall be consistent with and subject to the scope of business approved by the insurance regulatory authority of the PRC and the authority responsible for company registrations.

The Company’s scope of business includes: life insurance, health insurance, accident insurance and other life insurance; reinsurance of life insurance; the operation of funds as allowed by laws or regulations or approved by the State Council; various services, consulting and agency businesses relating to life insurance; sales business of securities investment fund; and other business as approved by the insurance regulatory authority of the PRC.

The Company may, according to the demand and supply of domestic and international markets, the Company’s ability to develop and the requirements of the Company’s business, adjust its scope of business in accordance with laws.

Subject to compliance with the laws and administrative regulations of the People’s Republic of China (“PRC”), the Company has the power to raise and borrow money, which power includes, without limitation, borrowing money, issuance of corporate debt securities, collateralizing or pledging all or part of its interests and providing external guarantees in accordance with applicable regulatory provisions.

Chapter 3 Shares and Registered Capital

Article 13.

There must, at all times, be ordinary shares in the Company, which shall include Domestic-Invested and Foreign-Invested Shares. Subject to the approval by the company approving department authorized by the State Council, the Company may, according to its requirements, create different classes of shares.

Article 14.

The shares issued by the Company shall each have a par value of Renminbi one (1) yuan.

“Renminbi” means the lawful currency of the PRC.

Article 15.

Subject to the approval by the securities regulatory authority under the State Council, the Company may issue shares to Domestic Investors and Foreign Investors.

“Foreign Investors” means those investors who subscribe for the shares of the Company and who are located in foreign countries and in the regions of Hong Kong, Macau or Taiwan. “Domestic Investors” means those investors who subscribe for the shares of the Company and who are located within the territory of the PRC (excluding the regions of Hong Kong, Macau and Taiwan).

Article 16.

Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”. Foreign-Invested Shares which are listed overseas are called “Overseas-Listed Foreign-Invested Shares”.

The aforementioned “foreign currencies” means the lawful currencies of countries or regions outside the PRC which are recognized by the State’s foreign exchange authority and which can be used to pay the share purchase price to the Company.

The Domestic-Invested Shares of the Company are centrally deposited with the Shanghai Branch of China Securities Depository and Clearing Corporation Limited. The Overseas-Listed Foreign-Invested Shares of the Company are principally deposited with Hong Kong Securities Clearing Company Limited.

Domestic-Invested Shares issued by the Company shall be referred to as “A Shares”. Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as “H Shares”. H Shares are shares that have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 17.

Subject to the approval of the approval authority authorized by the State Council, ordinary shares issuable by the Company may not exceed a total of 28,264,705,882 shares, of which 20 billion ordinary shares, representing 70.8% of the total number, were issued to CLIC, the promoter, at the time when the Company was established.

Information about the promoter of the Company and its shareholding in the Company at the time of establishment of the Company is set out in the table below:

Name of the promoter	Capital contribution (RMB in 100 million)	Number of shares Subscribed (100 million shares)	Percentage of the total share capital (%)	Form of capital contribution	Date of capital contribution
China Life Insurance (Group) Company	200	200	100	Net asset	June 30, 2003

Article 18.

The share capital structure of the Company shall, following the initial public offering of H Shares by the Company, comprise 26,764,705,000 ordinary shares, of which 19,323,530,000 shares, which represent 72.2% of the Company’s share capital, will be held by CLIC, the promoter; and 7,441,175,000 shares, which represent 27.8% of the Company’s share capital, will be held by overseas shareholders.

After the aforesaid H Share issue, with the approvals of shareholders at the general meeting by way of special resolutions, and of approval authority authorized by the State Council, the Company has issued A Shares. Upon the aforesaid capital increase by issuing A Shares, the Company’s share capital structure is as follows:

The Company has issued a total of 28,264,705,000 ordinary shares, of which CLIC, as the promoter, holds 19,323,530,000 shares, representing approximately 68.4% of the total share capital, other holders of Domestic-Invested Shares hold 1,500,000,000 shares, representing approximately 5.3% of the total share capital, and overseas shareholders hold 7,441,175,000 shares, representing 26.3% of the total share capital.

After the issue of the above mentioned H Shares and A Shares has been completed, the share structure of the Company is set out as follows:

Full name/ classification of shareholders	Classification of shares	Number of shares	Shareholding ratio (approximately)	Lock-up period	Remark
Shareholders holding A Shares	A Shares	20,823,530,000	73.7%

Including: China Life Insurance (Group) Company	A Shares	19,323,530,000	68.4%	From January 9, 2007 to January 11, 2010	On December 18, 2003, the Company made an initial public offering of H Shares. CLIC sold 10% of the total number of offer shares pursuant to the Provisional Measures of the State Council on Reducing State Shares to Raise Social Security Funds (Guo Fa [2001] No. 22).

19 strategic investors	A Shares	600,000,000	2.12%	From January 9, 2007 to January 9, 2008

279 institutional investors through offline placement	A Shares	300,000,000	1.06%	From January 9, 2007 to April 10, 2007

Other shareholders holding A Shares	A Shares	600,000,000	2.12%

Shareholders holding H Shares	H Shares	7,441,175,000	26.3%

Total	A Shares and H Shares	28,264,705,000	100%

Article 19.

The Company’s Board of Directors may take all the necessary actions for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for the issuance of the same have been approved by the securities regulatory authority under the State Council.

The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities regulatory authority under the State Council.

Article 20.

When the total number of shares stated in the proposal for the issuance of shares includes Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares shall be fully subscribed for in a single time at their respective offerings. If the shares cannot be fully subscribed for in a single time due to special circumstances, the shares may, subject to approval by the securities regulatory authority under the State Council, be issued in separate batches.

Article 21.

The registered capital of the Company shall be RMB 28,264,705,000.

Article 22.

The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to the Company’s Articles of Association.

The Company may increase its capital in the following ways:

(1)	by offering new shares for subscription to unspecified investors;

(2)	by placing new shares to its existing shareholders;

(3)	by allotting bonus shares to its existing shareholders;

(4)	by capitalizing the common reserve fund; and

(5)	by other means as permitted by laws and administrative regulations.

After the Company’s increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company’s Articles of Association, the issuance thereof shall be made in accordance with the relevant national laws, administrative regulations, the relevant requirements of the CBIRC and other regulatory authorities, and the procedures specified in these Articles of Association.

Article 23.

Unless otherwise stipulated in the relevant laws and administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

Chapter 4 Reduction of Capital and Repurchase of Shares

Article 24.

According to the provisions of the Company’s Articles of Association, the Company may reduce its registered capital.

Article 25.

The Company must prepare a balance sheet and a list of its assets when it reduces its registered capital.

The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of registered capital and shall publish an announcement in a newspaper within thirty (30) days of the date of such resolution. A creditor has the right, within thirty (30) days of receipt of the notice from the Company or, in the case of creditor who does not receive such notice, within forty-five (45) days of the date of announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

The Company’s registered capital shall not, after the reduction of capital, be less than the minimum amount required by law.

The reduction by the Company of its registered capital shall be made in accordance with the Company Law, the relevant requirements of the CBIRC and other regulatory authorities, and the procedures specified in these Articles of Association.

Article 26.

The Company, in accordance with the procedures set out in the Company’s Articles of Association and upon the approval by the relevant governing authority of the State or other regulatory authorities, may repurchase its issued shares under the following circumstances:

(1)	cancellation of shares for the purpose of reducing its registered capital;

(2)	merging with another company that holds shares in the Company;

(3)	applying shares for employee stock ownership plans or equity incentives;

(4)	any shareholder requesting the Company to repurchase his shares due to his objection to any resolution adopted at the shareholders’ general meeting in respect of the merger or division of the Company;

(5)	applying shares for converting convertible corporate bonds issued by the Company;

(6)	protecting the corporate value and the rights and interests of shareholders as the Company deems necessary; or

(7)	other circumstances permitted by laws and administrative regulations.

Article 27.

The Company may repurchase shares in any of the following ways, with the approval of the relevant governing authority of the State or other regulatory authorities:

(1)	by making a repurchase offer to all of its shareholders on a pro rata basis;

(2)	by repurchasing shares through public dealing on a stock exchange;

(3)	by repurchasing shares by means of an off-market agreement; or

(4)	by other ways that are permitted by laws, administrative regulations and securities regulatory authority of the State Council.

Where the Company repurchases its own shares, it shall fulfill the obligation of information disclosure pursuant to the requirements of the Securities Law. Where the Company purchases its own shares in the circumstance described in sub-paragraph (3), (5) or (6) of Article 26 hereof, it shall conduct such purchases through centralized public transaction.

Article 28.

The Company must obtain the prior approval of the shareholders at a general meeting (in the manner provided in the Company’s Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders at a general meeting (in the same manner as above), release, vary or waive its rights under an agreement that has been so entered into.

An agreement for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 29.

If the Company purchases its own shares due to any reason listed in sub-paragraph (1) or (2) of Article 26 hereof, it shall be resolved in a shareholders’ general meeting. If the Company purchases its own shares in the circumstance described in sub-paragraph (3), (5) or (6) of Article 26, it may be resolved by more than two-thirds of the directors present at a meeting of the Board of Directors pursuant to these Articles of Association or the authorization given by a shareholders’ general meeting. After the Company purchases its own shares in accordance with the requirements set out in Article 26, and if the purchase is made as described in subparagraph (1) of Article 26, the shares purchased shall be cancelled within ten (10) days after the purchase. If the purchase is made as described in sub-paragraph (2) or (4), the shares purchased shall be transferred or cancelled within six (6) months. If the purchase is made as described in sub-paragraph (3), (5) or (6), the aggregate number of shares held by the Company shall not exceed 10% of the total issued shares of the Company, and such shares shall be transferred or cancelled within three (3) years.

The aggregate par value of the cancelled shares shall be deducted from the Company’s registered capital.

The Company shall report any change of its registered capital to the CBIRC for approval and complete the registration of such change with the registration authority according to law.

Article 30.

Unless the Company has entered the course of liquidation, it shall comply with the following provisions in relation to a repurchase of its issued shares:

(1)	where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose;

(2)

where the Company repurchases shares of the Company at a premium to its par value, p a y m e n t up to the par value shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(I).	if the shares being repurchased were issued at par value, payment shall be made out of the book surplus of its distributable profits;

(II).

if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus of its distributable profits or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of the premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company’s capital common reserve account (including the premiums on the new issue) at the time of the repurchase;

(3)	The Company shall make the following payment out of the Company’s distributable profits:

(I).	payment for the acquisition of the right to repurchase its own shares;

(II).	payment for the variation of any contract for the repurchase of its shares;

(III).	payment for the release of its obligation(s) under any contract for the repurchase of shares;

(4)

After the Company’s registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the account of Company’s capital common reserve.

Chapter 5 Financial Assistance for Acquisition of Shares

Article 31.

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or proposes to acquire shares in the Company. This includes any person who directly or indirectly incurs obligations as a result of acquiring shares in the Company (the “Obligor”).

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

This Article shall not apply to the circumstances specified in Article 33 this Chapter.

Article 32.

For the purpose of this Chapter, “financial assistance” includes (but is not limited to) the following:

(1)	gift;

(2)

guarantee (including the assumption of liabilities by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than the compensation in respect of the Company’s own fault), or release or waiver of any rights;

(3)

provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of the rights under, such loan or agreement; and

(4)	any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purpose of this Chapter, “assumption of obligations” includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in the financial situation.

Article 33.

The following actions shall not be deemed to be activities prohibited by Article 31 this Chapter:

(1)

the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of financial assistance is an incidental part of a particular plan of the Company;

(2)	the lawful distribution of the Company’s assets by way of dividend;

(3)	the distribution of share dividends;

(4)

a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the shareholding structure of the Company effected in accordance with the Company’s Articles of Association;

(5)

the lending of money by the Company within its scope of business and in the ordinary course of its business (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits); and

(6)

contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits).

Chapter 6 Share Certificates and Register of Shareholders

Article 34.

The share certificates of the Company shall be in registered form.

The share certificates of the Company shall, in addition to the matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company’s shares are listed.

Article 35.

Share certificates of the Company shall be signed by the Chairman of the Company’s Board of Directors. Where the stock exchange(s) on which the Company’s shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed with the seal of the Company. The share certificates shall only be sealed with the Company’s seal under the authorization of the Board of Directors. The signatures of the Chairman of the Board of Directors or other senior officer(s) may be printed in mechanical form.

Article 36.

The Company shall not accept its shares being held as security under a pledge.

Article 37.

Shares of the Company may be legally transferred but the transfer shall be in compliance with the relevant requirements of the CBIRC and the relevant regulatory authorities and the provisions of these Articles of Association.

The directors, supervisors, president, vice president and other senior officers of the Company shall report to the Company their shareholdings in the Company and any changes thereto, and shall not transfer more than 25% of their total shares in the Company each year during their terms of office, save for the changes in shareholding caused by judicial enforcement, inheritance, bequest and legal division of assets. Any of the directors, supervisors, presidents, vice presidents and other senior officers of the Company who holds not more than 1,000 shares in the Company may transfer all of their shares at one time without being subject to the restriction on transfer ratio as mentioned above.

Under any of the following circumstances, the directors, supervisors, president, vice president and other senior officers of the Company shall not transfer their shares in the Company:

(1)	within one (1) year of the date of listing of the Company’s shares;

(2)	within six (6) months after the directors, supervisors, president, vice president and other senior officers of the Company leave office;

(3)	if the directors, supervisors, president, vice president and other senior officers of the Company undertake not to transfer any share during a certain period, within such period; or

(4)	other circumstances as set out by laws, regulations, the securities regulatory authority under the State Council and the stock exchanges.

Article 38.

Where directors, supervisors, president, vice president and other senior officers of the Company and any shareholder holding more than 5% of the voting shares in the Company, through selling his shares in the Company within a period of six (6) months following the purchase of such shares or through repurchasing shares issued by the Company within a period of six (6) months following the sale of his shares, proceeds obtained therefrom shall belong to the Company and be recovered by the Board of Directors of the Company. The six-month period restrictions shall not apply to a securities company that holds more than 5% of the shares in the Company due to its purchase of any remaining shares as the underwriter.

Where the Board of Directors of the Company fails to comply with the foregoing, the shareholders shall have the right to demand the Board of Directors to do so within thirty (30) days. If the Board of Directors of the Company fails to do so within the prescribed time period, the shareholders shall have the right to directly initiate legal proceedings at the court in their own names for the interest of the Company.

Where the Board of Directors of the Company does not act as provided in the first paragraph above, the responsible directors shall be jointly and severally liable.

Article 39.

The Company shall keep a register of shareholders which shall contain the following particulars:

(1)	the name (title), the address (residence), the occupation or nature of each shareholder;

(2)	the class and quantity of shares held by each shareholder;

(3)	the amount paid up or agreed to be paid up for the shares held by each shareholder;

(4)	the share certificate number of the shares held by each shareholder;

(5)	the date on which each shareholder was entered in the register as a shareholder of the Company; and

(6)	the date on which each shareholder ceases to be a shareholder.

Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.

Article 40.

The Company may, in accordance with mutual understanding and agreements made between the securities regulatory authority under the State Council and overseas securities regulatory authorities, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

A duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate copy of the register of shareholders at all times.

If there is any inconsistency between the original and the duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 41.

The Company shall have a complete register of shareholders, which shall include the following parts:

(1)	the register of shareholders which is maintained at the Company’s residence (other than those share registers which are described in sub- paragraphs (2) and (3) of this Article);

(2)

the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained at the overseas stock exchange(s) on which the shares are listed; and

(3)	the registers of shareholders which are maintained in such other places as the Board of Directors may consider necessary for the purpose of listing the Company’s shares.

Article 42.

Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

Amendment or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

Article 43.

All Overseas-Listed Foreign-Invested Shares shall be transferred by a written instrument in a usual or common form or any other form that the Board of Directors may approve. The instrument of transfer of any share may be executed by hand without seal. Where the shareholder is a clearing house or a nominee of the clearing house recognized by the Hong Kong Law (the “Recognized Clearing House”), the share transfer instrument may be executed in mechanically-printed form.

All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid up, may be freely transferred in accordance with the Company’s Articles of Association; provided, however, unless such transfer complies with the following requirements, the Board of Directors may refuse to recognize any instrument of transfer and will not need to provide any reason therefore:

(1)

a fee of HK$2.50 per instrument of transfer, or such higher amount as the Board of the Directors may from time to time require but not exceeding the amount permitted from time to time by the Listing Rules of Stock Exchange, shall have been paid up to the Company for registration for the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

(2)	the instrument of transfer shall only relate to Overseas-Listed Foreign-Invested Shares listed in Hong Kong;

(3)	the stamp duty which is chargeable on the instrument of transfer shall have been paid;

(4)	the relevant share certificate(s) and any other certificates that the Board of Directors may require to evidence that the transferor has the right to transfer the shares shall have been provided;

(5)	if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4); and

(6)	the Company shall not have any lien over the relevant shares.

If the Company refuses to register any transfer of shares, the Company shall within two (2) months of the formal application for the transfer, provide the transferor and the transferee with a notice of refusal to register such transfer.

Article 44.

Where laws, administrative regulations, departmental rules, regulatory documents and the relevant stock exchange or regulatory authority of the place where the shares of the Company are listed stipulate on the period of closure of the register of shareholders prior to a shareholders’ general meeting or the record date of the Company for the purpose of distribution of dividends, such provisions shall prevail.

Article 45.

When the Company needs to determine the rights attached to the shares of the Company for the purposes of convening a shareholders’ meeting, dividend distribution, liquidation, or for any other purpose, the Board of Directors shall decide on a date for the determination of rights attached to the shares of the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such date.

Article 46.

Any person aggrieved or claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 47.

Any person who is a registered shareholder or claims to be entitled to have his name (title) to be entered in the register of the shareholders in respect of shares of the Company may, if his share certificate (the “Original Share Certificate”) relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the “Relevant Shares”).

An application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 143 of the Company Law.

An application by a holder of Overseas-Listed Foreign-Invested Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

(1)

The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration stating the ground upon which the application is made and the circumstances and evidence of the loss, and declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares;

(2)

The Company must not have received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it may issue a replacement share certificate to the applicant;

(3)

The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) days in such newspaper as prescribed by the Board of Directors;

(4)

The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published, and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published;

(5)

If, by the expiration of the 90-day period referred to the paragraphs (3) and (4) of this Article, the Company has not received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application;

(6)

Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the Original Share Certificate and record the cancellation of the Original Share Certificate and the issuance of a replacement share certificate in the register of shareholders accordingly; and

(7)

All expenses relating to the cancellation of an Original Share Certificate and the issuance of a replacement share certificate shall be borne by the applicant, and the Company shall be entitled to refuse to take any action until reasonable security is provided by the applicant therefore.

Article 48.

Where the Company issues a replacement share certificate pursuant to the Company’s Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.

Article 49.

The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant can prove that the Company has acted in a deceitful manner.

Chapter 7 Party Organization (Party Committee)

Article 50.

The Company shall establish the committee of the Communist Party of China Life Insurance Company Limited (the “Party Committee”). The Party Committee shall consist of one secretary, one deputy secretary and several other members. The Chairman of the Board of Directors shall serve as the secretary to the Party Committee. If, however, the Chairman of the Board of Directors mainly works at the shareholder entity, the president may also serve as the secretary to the Party Committee. One (1) deputy secretary shall be designated to assist the secretary in carrying out the Party building work. Eligible members of the Party Committee may take seats in the Board of Directors, the Board of Supervisors and the senior management through legal procedures, while eligible members of the Board of Directors, the Board of Supervisors and the senior management may take seats in the Party Committee in accordance with the relevant rules and procedures. A discipline inspection committee shall also be established in accordance with the relevant requirements.

Article 51.

The Party Committee shall perform the following duties in accordance with the internal rules and regulations of the Party such as the Constitution of the Communist Party of China:

(1)

To ensure and supervise the Company’s implementation of guidelines and policies of the Party and the State, and implement major strategic decisions of the Central Committee of the Party and the State Council, as well as important work arrangements of the Party organizations of higher levels;

(2)

To strengthen its leadership and gate keeping role in the process of selection and appointment of personnel, focus on standards, procedures, inspection, recommendation and supervision, and adhere to the principle of the Party supervising the performance of officials while ensuring the lawful selection by the Board of Directors of the senior management and the lawful exercise of the power of the senior management in the employment of personnel;

(3)

To research and discuss the reform, development and stability of the Company, major operational and management issues and major issues concerning employees’ interests, and provide comments and suggestions; to support the shareholders’ general meeting, the Board of Directors, the Board of Supervisors and the senior management in performing their duties in accordance with law, and support the employee representative meeting in carrying out its work;

(4)

To undertake the main responsibility of comprehensive and strict Party management; to lead the Company’s ideological and political work, united front work, spiritual civilization construction, corporate culture cultivation, as well as the work of groups such as the labor union and the Communist Youth League; to lead the construction of the Party’s working style and its clean and honest administration, and support the discipline inspection committee in earnestly performing its supervisory responsibilities;

(5)

To strengthen the Company’s grassroots Party organizations and their team building, give full play to the role of the Party branches as strongholds and to the role of the Party members as pioneers and fine examples, and unite and lead officials and employees to devote themselves into the reform and development of the Company; and

(6)	To handle other important matters within the scope of duties of the Party Committee.

Chapter 8 Shareholders’ Rights and Obligations

Article 52.

A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him. Shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Article 53.

The ordinary shareholders of the Company shall enjoy the following rights:

(1)	the right to receive dividends and other distributions in proportion to the number of shares held;

(2)	the right to request, convene, preside over, attend or appoint a proxy to attend shareholders’ general meetings according to law and to vote thereat;

(3)	the right that enables the shareholders individually or jointly holding 3% or more of the Company’s shares to nominate directors or supervisors;

(4)	the right of supervisory management over the Company’s business operations and the right to present proposals or to raise queries according to law;

(5)	the right to transfer, donate or pledge shares in accordance with laws, administrative regulations, and provisions of the Company’s Articles of Association;

(6)	the right to obtain relevant information in accordance with provisions of the Company’s Articles of Association, including:

(I)	the right to obtain a copy of the Company’s Articles of Association, subject to payment of costs; and

(II)	the right to inspect and copy, subject to payment of a reasonable fee:

(i)	all parts of the register of shareholders;

(ii)	personal particulars of directors, supervisors, president, vice presidents and other senior officers of the Company, including:

a.	present and former name and alias;

b.	principal address (place of residence);

c.	nationality;

d.	primary and all other part-time occupations and duties;

e.	identification documents and numbers thereof.

(iii)	financial reports;

(iv)	report on the state of the Company’s share capital;

(v)

reports showing the aggregate par value, number of shares, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

(vi)	minutes of shareholders’ general meetings;

(vii)	counterfoils of company debt securities, resolutions of the Board of Directors’ meetings, resolutions of the Board of Supervisors’ meetings.

(7)	in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

(8)

the right to request the Company to purchase shares held by the shareholders if such shareholders object to the resolution on the merger or division of the Company at the shareholders’ general meeting;

(9)	the right to request the record and change of the register of members;

(10)

the right to file a suit to the court against acts which are detrimental to the Company’s interest or have infringed the lawful rights and interest of shareholders and to claim the relevant rights pursuant to the Company Law or other applicable laws and administrative regulations; and

(11)	other rights conferred by laws, administrative regulations and the Company’s Articles of Association.

Shareholders who submit a request to access or inspect any information mentioned in the preceding paragraph shall provide to the Company such relevant written documents to prove the class and number of shares they hold in the Company. The Company shall provide such information as requested by the shareholders after verifying their identity.

Article 54.

If any resolution of the shareholders’ general meeting or Board of Directors of the Company violates the laws or administrative regulations, the shareholders shall have the right to submit to a court to nullify such resolution.

The controlling shareholder or actual controller of the Company shall not restrict or hinder medium and small investors from exercising their rights to vote, or harm the legitimate interest of the Company or the medium and small investors.

If the convening procedures or voting methods for the general meeting or the board meeting violate the laws, administrative regulations, the Company’s Articles of Association, or any content of the resolution thereof violates the Company’s Articles of Association, the shareholders shall have the right to submit to a court within sixty (60) days after such a resolution is made to revoke it.

Article 55.

If the directors, president, vice president and other senior officers of the Company have, while performing their duties of the Company, violated any laws, administrative regulations or provisions of the Company’s Articles of Association, and the Company has suffered losses as a result, any shareholders individually or jointly holding in aggregate more than 1% of the shares in the Company for a consecutive period of one hundred and eighty (180) days shall have the right to request the Supervisory Board in writing to initiate legal proceedings at a court. If the Supervisory Board has, while performing its duties, violated any laws, administrative regulations or provisions of the Company’s Articles of Association, and the Company has suffered losses as a result, the shareholders may request the Board of Directors in writing to initiate legal proceedings at a court.

Where the Supervisory Board or the Board of Directors rejects to do so, or does not initiate legal proceedings within thirty (30) days after the receipt of the written request from the shareholders, or where it is an emergency and not initiating legal proceedings forthwith will cause irreparable damage to the Company’s interest, the shareholders in the preceding paragraph shall have the right to directly initiate in their own names legal proceedings at a court.

If anyone infringes upon the Company’s interest, and the Company has suffered any losses as a result, the shareholders in the first paragraph above shall have the right to initiate legal proceedings at a court according to the preceding two paragraphs.

Article 56.

If the directors, president, vice president and other senior officers of the Company have violated any laws, administrative regulations or provisions of these Articles of Association and impaired the interest of the shareholders, the shareholders may initiate legal proceedings at a people’s court.

In the event that any director, supervisor or senior officers violates laws and regulations, regulatory requirements or these Articles of Association to the detriment to the interests of the Company or shareholders, shareholders are entitled to report the issue directly to the CBIRC.

Article 57.

The ordinary shareholders of the Company shall assume the following obligations:

(1)	to comply with laws and regulations, regulatory requirements and the Company’s Articles of Association;

(2)	to pay subscription monies according to the number of shares subscribed and the method of subscription;

(3)	the capital contribution and holding of shares shall comply with the regulatory requirements and shares shall not be held on behalf of others and in excess of the required ratio;

(4)	not to return any shares unless otherwise provided by laws or regulations;

(5)	to be liable for the Company’s liabilities up to the amount of its capital contribution;

(6)

not to abuse the shareholders’ rights to impair the interest of the Company or other shareholders, not to abuse the legal person status of the Company or the shareholders’ limited liability to impair the interest of creditors of the Company.

Shareholders of the Company shall be liable for making compensation for any loss suffered by the Company or other shareholders arising from their abuse of shareholders’ rights in accordance with law.

Shareholders of the Company who abuse the legal person status of the Company and the shareholders’ limited liability to evade debts and seriously impair the interest of creditors of the Company shall be jointly and severally liable for the debts of the Company;

(7)	shareholders shall support the Company to improve its solvency when the solvency of the Company fails to satisfy the regulatory requirements;

(8)

shareholders who hold more than 5% of shares of the Company shall inform the Company of the identity of its controlling shareholder and actual controller, and shall also inform the Company in writing of any changes of its controlling shareholder or actual controller, as well as its related parties and connected relationship after such changes, within five (5) working days upon occurrence of the changes, and shall perform the procedures in accordance with regulatory requirements; when the Company’s shares held by a shareholder and its concerted parties reach or exceed 5% of the issued shares of the Company, they shall perform the procedures in accordance with the relevant laws and regulations such as the Securities Law;

(9)

in the event that shareholders who hold more than 5% of shares of the Company are involved in significant matters such as merger, division, dissolution, bankruptcy, closure, being taken over, or the occurrence of changes in their legal representative, company name, place of operation, business scope and other significant matters, they shall inform the Company in writing within fifteen (15) working days after the occurrence of the foregoing;

(10)	to obey and implement the resolutions passed at the shareholders’ general meetings;

(11)	to cooperate with regulatory authorities to carry out investigations and risk disposition in the event of the occurrence of a risk event or a material noncompliance of the Company;

(12)

shareholders who pledge their shares in the Company shall not prejudice the interests of other shareholders and the Company, and shall not appoint pledgees or its related parties to exercise their voting rights;

(13)	other obligations imposed by laws, administrative regulations and the Company’s Articles of Association.

Shareholders are not liable to make any further contribution to the share capital other than according to the terms that were agreed by the subscriber of the relevant shares at the time of subscription.

Article 58.

If any shareholder who holds 5% or more of the voting shares of the Company pledges or releases the pledge of its shares, such shareholder shall report such pledge or release to the Board of Directors of the Company in writing on the date on which the pledge or release is made.

If there is any connected relationship created among shareholders holding 5% or more of shares in the Company, such shareholders shall report it to the Board of Directors of the Company in writing on the date on which the relationship is created.

If any shareholder holds 5% or more of shares in the Company and such shares are involved in any litigation or arbitration, such shareholder shall report it to the Board of Directors of the Company on its own initiative on the date of its awareness of such event, and shall cooperate with the Company to perform the information disclosure obligation.

Article 59.

In the event that shareholders’ capital contribution and other actions are in violation of laws and regulations, and the relevant regulatory requirements, shareholders shall not exercise their shareholders’ rights such as voting rights, dividend rights and nomination rights, and shall undertake to accept the regulatory measures taken by the CBIRC against them, such as the restriction on shareholders’ rights and the order to transfer shares.

Article 60.

In addition to the obligations imposed by law and administrative regulation or the listing rules of the stock exchange on which the Company’s shares are listed, a controlling shareholder (as defined in the following Article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

(1)	to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

(2)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company’s assets by any method, including (without limitation) opportunities which are beneficial to the Company; or

(3)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) the rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company’s Articles of Association).

Article 61.

For the purpose of the foregoing Article, a “controlling shareholder” means a person who satisfies any one of the following conditions:

(1)	a person who, acting alone or in concert with others, has the power to elect more than half of the Board of Directors;

(2)	a person who, acting alone or in concert with others, has the power to control the exercise of 30% or more of the voting rights in the Company;

(3)	a person who, acting alone or in concert with others, holds 30% or more of the issued and outstanding shares of the Company; or

(4)	a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

For the purpose of this Article, “acting in concert” means that two (2) or more persons, by way of agreement (either verbal or written), agree to obtain or consolidate the control of the Company through the obtaining of the voting right over the Company by any of such persons.

Article 62.

The controlling shareholder and actual controller of the Company shall not impair the interest of the Company through their connected relationship. In the event of any violation of the above, they shall be liable for any losses suffered by the Company arising therefrom.

The controlling shareholder and actual controller of the Company shall have fiduciary duty to the Company and its public shareholders. The controlling shareholder shall exercise its right strictly under the law as a capital contributor. The controlling shareholder shall not impair the legal rights of the Company and its public shareholders through connected transactions, profit distribution, asset restructuring, external investment, fund appropriation, loan and guarantee, and use of insurance funds, nor impair the interests of the Company and its public shareholders through its controlling position.

The controlling shareholder shall effectively manage the personnel concurrently working in the controlling shareholder and the Company to prevent any conflict of interest. Employees of the controlling shareholder shall not concurrently serve as the executive directors and senior officers of the Company, except for the chairman of the board of directors of the controlling shareholder.

Article 63.

If the solvency of the Company fails to satisfy the regulatory requirements, shareholders shall be under an obligation to improve the solvency of the Company. In the event of any of the following circumstances, shareholders who are unable to or do not intend to increase their capital contributions shall agree that other shareholders or investors may adopt reasonable measures and increase their capital contributions so as to improve the solvency:

(1)	the CBIRC orders the Company to increase its capital;

(2)	the Company must increase its capital as its solvency fails to meet the regulatory requirements even if it adopts other measures.

Chapter 9 Shareholders’ General Meetings

Article 64.

The shareholders’ general meeting is the organ of authority of the Company, and shall exercise its functions and powers in accordance with law.

Article 65.

The shareholders’ general meeting shall have the following functions and powers:

(1)	to decide on the Company’s operational policies and investment plans;

(2)	to elect and replace directors who are not employee representatives and to decide on the matters relating to the remuneration of the directors;

(3)	to elect and replace supervisors who are not employee representatives and to decide on the matters relating the remuneration of the supervisors;

(4)	to examine and approve the Board of Directors’ reports;

(5)	to examine and approve the Board of Supervisors’ reports;

(6)	to examine and approve the Company’s proposed annual preliminary and financial budgets;

(7)	to examine and approve the Company’s profit distribution plans and loss recovery plans;

(8)	to decide on the increase or reduction of the Company’s registered capital;

(9)	to decide on the merger, division, dissolution, liquidation or change of the form of the Company;

(10)	to decide on the issuance of debentures or other negotiable securities by the Company and the listing of the Company;

(11)	to decide on the appointment, dismissal or non-reappointment of accounting firms of the Company who conduct regular and statutory audit on the Company’s financial reports;

(12)

to amend the Company’s Articles of Association, and to consider the Procedural Rules for the Shareholders’ General Meetings and the Procedural Rules for the Board of Directors’ Meetings and the Board of Supervisors’ Meetings;

(13)	to consider motions raised by shareholders who represent 3% or more of the voting shares of the Company;

(14)	to consider and approve matters in relation to guarantees as provided under Article 66;

(15)	to decide on the acquisition of shares of the Company;

(16)

to consider matters in relation to the Company’s establishment of legal entity, material external investment, acquisition of material assets, disposal and write-off of material assets, and pledge of material assets;

(17)	to consider the Company’s purchase or sale of material assets within one year, which exceeds 30% of the latest audited total assets of the Company;

(18)	to consider and approve matters in relation to the change of use of the capital raised;

(19)	to consider the equity-based incentive plan; and

(20)	to decide on other matters which, according to laws, administrative regulations or the Company’s Articles of Association, need to be approved by shareholders in general meetings.

The above-mentioned functions and powers of the shareholders’ general meeting shall not be exercised by the Board of Directors, other organizations or individuals through authorization.

The legal entity described in sub-paragraph (16) of this Article refers to the domestic or foreign company which is established with the direct investment by the Company and over which the Company exercise control; the “material” investments specified in this Article and these Articles of Association shall: (1) include any investment where any of the applicable assets, consideration, profits, revenue or equity ratio as prescribed by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited from time to time is over 25%; (2) include any investment where any of the applicable transaction amount ratio and net profit ratio as prescribed by the Rules Governing the Listing of Stocks on the Shanghai Stock Exchange from time to time is over 50% (including but not limited to external investment, acquisition or sale of assets, pledge of assets, write-off of assets, entrusted wealth management, external guarantee, connected transaction, etc.); and (3) exclude the investments otherwise provided by the internal governance documents of the Company.

Article 66.

Any of the external guarantees provided by the Company shall be in compliance with regulatory provisions and reviewed and approved by the shareholders’ general meeting.

Article 67.

The Company shall not, without the prior approval of shareholders in a general meeting, enter into any contract with any person (other than the directors, supervisors, president, vice presidents, or other senior officers) pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company’s business.

Article 68.

Shareholders’ general meetings shall be divided into annual general meetings and extraordinary general meetings. Shareholders’ general meetings shall be convened by the Board of Directors. Shareholders’ annual general meetings shall be held once every year and within six (6) months from the end of the preceding fiscal year.

The Board of Directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

(1)	where the number of the directors is less than the number stipulated in the Company Law or two-thirds of the number specified by the Company’s Articles of Association;

(2)	where the unrecovered losses of the Company amount to one-third of the total amount of its paid-in share capital;

(3)

where shareholder(s), individually or in aggregate, holding 10% or more of the Company’s issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;

(4)	wherever the Board of Directors deems necessary, or more than half of directors (including at least two (2) independent directors) or the Supervisory Board so requests; or

(5)	such other case as maybe required by applicable laws, administrative regulations, rules or these Articles of Association.

Article 69.

A venue shall be fixed for a shareholders’ general meeting. The shareholders’ general meeting shall take the form of a physical meeting. The Company shall hold the shareholders’ general meeting at the address of the Company or such venue as specified in the notice of the shareholders’ general meeting.

Where the shareholders’ general meeting is ensured to be legal and valid, the voting may be conducted through the internet and other methods may be adopted at the shareholders’ general meeting, for the purpose of convenience. Any shareholder participating in the shareholders’ general meeting through the above-mentioned methods shall be deemed to be present at such meeting.

The Procedural Rules for the Shareholders’ General Meetings will specify the method to confirm the identity of the shareholders who participate in the shareholders’ general meeting through the above-mentioned methods including the voting conducted through the internet.

The voting conducted through the internet shall not apply to the holders of Overseas-Listed Foreign-Invested Shares in the Company.

No meeting shall be convened by way of communication voting in respect of any proposals which shall be passed by special resolutions on the shareholders’ general meeting.

Article 70.

More than half of and no less than two (2) independent directors shall have the right to propose to the Board of Directors to convene an extraordinary general meeting. With respect to the proposal for convening an extraordinary general meeting by independent directors, the Board of Directors shall, in accordance with laws, administrative regulations and these Articles of Association, give a written reply on whether to convene the extraordinary general meeting or not within ten (10) days upon receipt of the proposal.

If the Board of Directors agrees to convene an extraordinary general meeting, it shall send out a notice of the extraordinary general meeting within five (5) days after the resolution of the Board of Directors is made. If the Board of Directors does not agree to convene an extraordinary general meeting, independent directors shall report it to the CBIRC and the Board of Directors shall explain the reasons and make an announcement.

Article 71.

When the Company convenes an annual general meeting, written notice of the meeting shall be given not less than twenty (20) working days before the date of the meeting to notify all of the shareholders whose names appear in the share register of the matters to be considered and the date and place of the meeting. When the Company convenes an extraordinary general meeting, written notice of the meeting shall be given not less than fifteen (15) days or ten (10) working days (whichever is longer) before the date of the meeting.

If the notice period of a shareholders’ general meeting as required by the regulatory requirements and listing rules of the place where the shares of the Company are listed exceeds the period specified in the first paragraph above, such provisions shall prevail.

Article 72.

The contents of the motion shall fall within the terms of reference of the general meeting and have specified subjects and specific resolutions, in further compliance with the laws, administrative regulations and provisions of the Company’s Articles of Association.

Article 73.

When the Company convenes the shareholders’ general meeting, the Board of Director, the Board of Supervisors or shareholders, individually or in aggregate, holding 3% or more of the total voting shares of the Company shall have the right to propose motions in writing.

Shareholder(s) individually or jointly holding 3% or more of the Company’s shares may propose provisional motions in writing to the convenor sixteen (16) days prior to the convocation of a shareholders’ general meeting. Upon receipt of the provisional motions, the convenor shall issue a supplemental notice of the shareholders’ general meeting announcing such provisional motions fourteen (14) days prior to the convocation of the shareholders’ general meeting. The provisional motions shall fall into the scope of the functions and powers of the shareholders’ general meeting and specify explicit topics and specific matters to be resolved.

Except for the circumstance set forth in the preceding paragraph, the convenor shall not amend any motions set out in the notice of the shareholders’ general meeting or add any new motions after issuing such notice.

The convenor mentioned in the Company’s Articles of Association means the Board of Directors, the Board of Supervisors or shareholder(s) individually or jointly holding 10% or more of the total voting shares of the Company at the proposed meeting that are entitled to convene a shareholders’ general meeting pursuant to the Company’s Articles of Association.

No resolution shall be passed at the shareholders’ general meeting in respect of any motions not specified in the notice of the shareholders’ general meeting or not in compliance with Article 72 of these Articles of Association.

Article 74.

No resolution shall be passed at the shareholders’ general meeting in respect of any matters not specified in the notice of the shareholders’ general meeting.

Article 75.

A notice of a meeting of the shareholders of the Company must satisfy the following requirements:

(1)	be in writing;

(2)	specify the place, date and time of the meeting;

(3)	state the matters to be discussed at the meeting;

(4)

provide such information and explanations as are necessary for shareholders to make an informed decision on the proposals submitted; without limiting the generality of the foregoing, when a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganize its share capital or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with the copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5)

contain disclosure of the nature and extent, if any, of the material interests of any director, supervisor, president, vice president, or other senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

(6)	contain the full text of any special resolution to be proposed at the meeting;

(7)

contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf, and that a proxy need not to be a shareholder;

(8)	specify the time and place for lodging proxy forms for the relevant meeting; and

(9)	set out the procedures for the voting by way of poll and the rights of shareholders to demand for a poll pursuant to applicable rules.

Article 76.

Unless otherwise provided by paragraph 2 of Article 259 of the Company’s Articles of Association, the notice of shareholders’ general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid mail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the shareholders’ general meeting may also be issued by way of public announcement.

The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the securities authority of the State Council pursuant to the notice period requirement under these Articles of Association; after the publication of such announcement, all the holders of Domestic-Invested Shares shall be deemed to have received the notice of relevant shareholders’ general meeting.

The Company shall submit the meeting notice in writing and by email to the CBIRC ten (10) days before the date of the regular shareholders’ general meeting.

Article 77.

After the notice of the shareholders’ general meeting is sent, the shareholders’ general meeting shall not be postponed or cancelled without a justifiable excuse, and any proposal listed in such notice shall not be withdrawn. If the shareholders’ general meeting needs to be postponed or cancelled or a proposal needs to be withdrawn, the convenor shall announce such postponement and cancellation and explain the reason at least two (2) working days prior to the original scheduled date for the meeting.

Article 78.

The accidental omission to give notice of a meeting, or the failure to receive the notice of a meeting by any person entitled to receive such notice, shall not invalidate the meeting or the resolutions adopted thereat.

Article 79.

The Board of Directors and other convenors shall take all necessary measures to ensure that the shareholders’ general meeting is conducted in an orderly manner and shall take steps to prevent any activities interfering the shareholders’ general meeting or infringing the legal interests of shareholders and report such activities to the relevant authority.

Article 80.

The Company shall be responsible for compiling the attendee register which shall include, among others, the name of attendee (or name of relevant unit), ID number, domicile, the number of shares with voting rights that he holds or represents, and name of the person (or name of relevant unit) who attends the meeting by proxy.

Article 81.

The convenor and lawyers engaged by the Company shall verify the legitimate qualification of shareholders in accordance with the register of members provided by the securities registration and settlement company and shall register the names of shareholders and the number of voting shares each of them holds. The registration shall end before the chairperson of the meeting announces the number of shareholders and proxies attending the meeting and the total number of voting shares they hold.

Article 82.

All the directors, supervisors and the secretary of the Board of Directors of the Company shall have the right to attend the shareholders’ general meeting. The senior officers shall have the right to be present at the shareholders’ general meeting as nonvoting delegates.

Article 83.

Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxy to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorizations from that shareholder:

(1)	the shareholder’s right to speak at the meeting;

(2)	the right to demand or join in demand for a poll; and

(3)	the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

Article 84.

If shareholder shall appoint his proxy in writing, such instrument appointing the proxy shall be signed by the appointing shareholder or a person who is authorised in writing, or if the appointing shareholder is a legal entity, either affixed with legal person seal or signed by a director, an executive officer or a duly authorized person.

The instrument appointing a proxy shall state the number of shares represented by the proxy and, if more than one (1) proxy has been appointed, the number of shares represented by each proxy.

Article 85.

The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution. Such instrument shall indicate the date of authorization.

If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its Board of Directors or other governing body may attend meetings of the shareholders of the Company as a representative of the appointor.

If a shareholder is a recognized clearing house (or its nominee), it may, as it sees fit, appoint one (1) or more persons as its proxies to attend and vote at any shareholders’ general meeting or class meeting. However, if more than one (1) person is appointed, the instrument of proxy shall specify the number and class of the shares relating to each such proxy. Such proxy may exercise the rights of such shareholder (or its nominee) on its behalf in the same manner as the individual shareholder of the Company.

Article 86.

Any form issued to a shareholder by the Board of Directors for use by such shareholder for the appointment of a proxy to attend and vote at the meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote for or against the motions or abstain from voting, such instructions being given in respect of each individual matter to be voted at the meeting. Such a form shall contain a statement that in the absence of specific instructions from the shareholder, the proxy may vote at his discretion.

The Company has the right to request a proxy who attends a shareholders’ general meeting to provide evidence of his or its identity.

If a shareholder who is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to provide evidence of his identity (excluding Recognized Clearing House) and a certified copy of the resolution of such shareholder’s Board of Directors in respect of the appointment of the proxy or the power of attorney executed by such other organization which has the capacity to appoint the proxy.

Article 87.

A vote given in accordance with the terms of a proxy shall be valid, notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of any such matters prior to the commencement of the relevant meeting.

Article 88.

When any shareholders’ general meeting considers matters related to connected transactions, the connected shareholder shall not vote and the number of voting shares that it represents shall not be counted as part of the total number of valid votes. The announcement of the resolution of the general meeting shall fully disclose the votes of the non-connected shareholders.

Article 89.

Except where the Company is in a crisis or any extraordinary circumstance, the Company may not enter into any contract with anyone other than a director or the president, the vice president or any other senior officer to have all or significant part of the Company’s business in the care of such person, unless otherwise approved by the shareholders in a general meeting by way of special resolution.

Article 90.

The list of candidates for directors or supervisors shall be proposed to the shareholders’ general meeting for votes.

The Board of Directors shall announce the resumes and basic information of these candidates for directors or supervisors.

Article 91.

At the annual shareholders’ general meeting, the Board of Directors and the Supervisory Board shall report their work performance in the preceding year to the shareholders. Each independent director shall also report his work performance.

The Board of Directors of the Company shall give explanation in connection with the non-standard audit opinion issued by the registered accountant on the financial report of the Company at the shareholders’ general meeting.

Except for trade secrets relevant to the Company which shall not be disclosed at the shareholders’ general meeting, directors, supervisors and senior officers shall give explanation in connection with queries made and opinions given by shareholders at the shareholders’ general meeting.

Article 92.

Resolutions of shareholders’ general meeting shall be divided into ordinary resolutions and special resolutions.

An ordinary resolution must be passed by votes representing more than half of the voting rights represented by the shareholders (including proxies) present at the meeting.

A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 93.

A shareholder (including a proxy), when voting at a shareholders’ general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Except otherwise required by laws or regulations, each share shall have one (1) vote.

When the shareholders’ general meeting considers matters that could materially affect the interest of medium and small investors, the votes by medium and small investors shall be counted separately, and the results of such separate vote counting shall be disclosed promptly.

Where a shareholder is, under the applicable listing rules as amended from time to time, required to abstain from voting on any particular resolution or to vote only for or restricted to only vote against any particular resolution, any votes cast by or on behalf of such shareholder or his proxy in contravention of such requirement or restriction shall not be counted.

The same voting right shall only be exercised by one means, either through onsite voting or via internet or other voting means. If the same voting right is exercised in more than one means, the result of the first vote cast shall prevail.

The Board of Directors, independent directors, and shareholders who meet relevant requirements may solicit the voting rights from the shareholders of the Company.

Article 94.

Any vote of shareholders at a shareholders’ general meeting must be taken by poll except where the Chairman of the meeting, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands.

Article 95.

A poll demanded on the election of the chairman of the meeting, or on a question of the adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 96.

On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes is not required to cast all his votes for or against any motion or to abstain on all his votes.

Article 97.

The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:

(1)	the operational policies and investment plans of the Company;

(2)	the election and replacement of the directors and supervisors who are not employee representatives, and the determination of the remuneration of the directors and supervisors and its payment method;

(3)	the work reports of the Board of Directors and the Board of Supervisors;

(4)	the profit distribution plans and loss recovery plans formulated by the Board of Directors;

(5)	the appointment or dismissal of accounting firms who conduct regular and statutory audit on the Company’s financial reports;

(6)	the annual budgets, final accounts, balance sheets, profit and loss accounts, and other financial statements of the Company; and

(7)	any matters other than those which are required by laws, administrative regulations, regulatory requirements or the Company’s Articles of Association to be adopted by special resolution.

Article 98.

The following matters shall be resolved by a special resolution at a shareholders’ general meeting:

(1)	the increase or reduction of share capital, the issue of shares of any class, warrants and other similar securities, and the listing of the Company;

(2)	the issue of debentures of the Company;

(3)	the division, merger, dissolution and liquidation or change of the form of the Company;

(4)	the amendment to the Company’s Articles of Association;

(5)	the acquisition of shares of the Company;

(6)	the matters in relation to the Company’s establishment of legal entity, material external investment, disposal and write-off of material assets, and pledge of material assets;

(7)	the removal of independent directors;

(8)	the Company’s purchase or sale of material assets within one year, which exceeds 30% of the latest audited total assets of the Company;

(9)	any equity-based incentive plan; and

(10)

any other matter stipulated by laws, administrative regulations, regulatory requirements or the Company’s Articles of Association and decided by shareholders at shareholders’ general meetings by way of an ordinary resolution, which, in their opinions, might have a material impact on the Company and shall be adopted by a special resolution.

Article 99.

Shareholders who request the convening of an extraordinary general meeting or a class meeting shall comply with the following procedures:

(1)

Two (2) or more shareholders individually or in aggregate holding 10% or more of the shares carrying the right to vote at the meeting sought to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the Board of Directors to convene a shareholders’ extraordinary general meeting or a class meeting thereof. The Board of Directors shall proceed as soon as possible to convene the extraordinary shareholders’ general meeting or a class meeting thereof after receipt of such requisitions. The number of shareholders referred to above shall be calculated as of the date of the requisitions.

(2)

If the Board of Directors fails to issue a notice of such a meeting within thirty (30) days from the date of the receipt of the requisitions, the requisitionists may themselves convene such a meeting in a manner as similar as possible to the manner in which shareholders’ meetings are convened by the Board of Directors within four (4) months from the date of the receipt of the requisitions by the Board of Directors.

The requisitionists shall be compensated by the Company for any reasonable expenses incurred by the requisitionists by reason of failure by the Board of Directors to duly convene a meeting, and any sum so compensated shall be set-off against sums owed by the Company to the defaulting directors.

Article 100.

The Supervisory Board shall have the right to propose to the Board of Directors to convene an extraordinary general meeting, and shall put forward the proposal to the Board of Directors in written form. The Board of Directors shall, in accordance with the laws, administrative regulations and the Company’s Articles of Association, give a written reply on whether to convene an extraordinary general meeting or not within ten days upon receipt of the proposal.

If the Board of Directors agrees to convene an extraordinary general meeting, it shall send out a notice of the extraordinary general meeting within five (5) days after the resolution of the Board of Directors is made; if it makes any change to the original proposal in the notice, it shall obtain the consent of the Supervisory Board.

If the Board of Directors does not agree to convene an extraordinary general meeting or fails to give a reply within ten (10) days upon receipt of the proposal, it shall be regarded that the Board of Directors is unable or fails to perform the duty of convening the shareholders’ general meetings, and the Supervisory Board may convene and preside over the meeting by itself.

Article 101.

If the Supervisory Board or shareholders decide to convene the shareholders’ general meeting on their own initiative, they shall notify the Board of Directors in writing and file the notice of meeting with the branch of the securities regulatory authority of the State Council and the stock exchanges at the place where the Company locates for records. The shareholder(s) entitled to convening the shareholders’ general meeting must hold no less than 10% of shares in the Company immediately before the resolution of such meeting is announced.

The shareholders convening the shareholders’ general meeting shall at the time when a notice of the shareholders’ general meeting is sent and the resolution of the shareholders’ general meeting is announced, submit relevant supporting documents to the branch of the securities regulatory authority of the State Council at the place where the Company locates and the relevant stock exchanges.

Article 102.

With regard to the shareholders’ general meeting convened by the Supervisory Board or shareholders on their own initiative, the Board of Directors and the secretary of the Board of Directors shall provide assistance. The Board of Directors shall provide the register of members as at of the record date for the general meeting.

Article 103.

The Company shall bear costs and expenses necessary for the shareholders’ general meetings, which are convened by the Supervisory Board or shareholders on their own initiative.

Article 104.

The Board of Directors shall convene and the Chairman of the Board of Directors shall chair the shareholders’ general meetings. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the Board of Directors (if appointed by the Company) shall chair the meeting. If the vice-chairman of the board of directors is not appointed by the Company or is unable or fails to perform his duties, the shareholders’ general meeting shall be presided over by a director nominated by more than half of the directors.

The shareholders’ general meeting convened by the Supervisory Board on its own initiative shall be presided over and chaired by the chairman of the Supervisory Board. If the chairman of the Supervisory Board is unable or fails to perform his duties, the shareholders’ general meeting shall be presided over by a supervisor nominated by more than half of the supervisors.

The shareholders’ general meeting convened by shareholders on their own initiative shall be presided over by the representative nominated by the convenor.

If the chairperson of the shareholders’ general meeting breaches the procedural rules, which makes it unable to proceed the shareholders’ general meeting, subject to consents of more than half of shareholders with voting rights attending the shareholders’ general meeting, the shareholders’ general meeting may nominate a person to act as the chairperson of the meeting and such meeting may continue.

Article 105.

Before the vote casting, the chairperson of the shareholders’ general meeting shall announce the number of shareholders present in person or represented by proxy at the meeting and the total number of voting shares they hold or represent. The number of shareholders present in person or represented by proxy at the meeting and the total number of voting shares they hold or represent shall be determined by the meeting registration.

Article 106.

Shareholders attending the shareholders’ general meeting shall vote for or against or abstain from voting any motion submitted for voting (for shareholders holding H Shares, abstention may not apply), except for the declaration made by a securities registration and clearing institution as the nominal holder of stocks under the stock connect mechanism between the mainland China and Hong Kong stock markets according to the actual holders’ intentions.

In respect of any vote forms that are not filled, misfilled, illegible or not submitted, the voter shall be deemed to abstain. The voting result in respect of shares held by such voter shall be deemed to be “abstention”.

Article 107.

Before the shareholders’ general meeting casts votes on the proposals, two (2) representatives of the shareholders shall be nominated to participate in the vote counting and scrutinizing. If any shareholder has interest in the matters to be considered, the relevant shareholder and its proxy shall not participate in the vote counting and scrutinizing.

When votes are being cast on proposals at the shareholders’ general meeting, lawyers, representatives of the shareholders and the representative of supervisors shall be jointly responsible for scrutinizing and counting votes and shall announce the voting results at the meeting. The voting results in connection with the resolutions shall be recorded in the meeting minutes.

Shareholders of the Company or their proxies who cast votes via internet or other means shall be entitled to review their own voting result through the relevant voting system.

Article 108.

The onsite voting shall not end earlier than the internet voting or any other method of voting at the shareholders’ general meeting. The chairperson of the meeting shall announce details of voting in connection with each proposal, the voting result and whether the resolution is passed in accordance with the voting result.

The Company, vote counting officers, scrutineers, major shareholders, internet service providers and other relevant parties shall be obliged to keep confidential details of voting.

Article 109.

The resolutions of the shareholders’ general meeting shall be announced promptly. Such announcement shall specify the number of shareholders present in person or by proxy at the meeting, the total number of voting shares held or represented by them, the percentage of such voting shares in relation to all the voting shares of the Company, the voting methods, the voting result of each motion, and details of each resolution that are passed at the meeting.

The Company shall report to the CBIRC regarding the voting results within thirty (30) days after the passing of resolutions at the shareholders’ general meeting.

Article 110.

If the motion on election of new directors and supervisors for a new session is adopted at the shareholders’ general meeting, directors and supervisors for the new session shall take the position after the resolution of such shareholders’ general meeting is made.

If the employee representatives of the Board of Directors (the “Employee Directors”) or the employee representatives of the Board of Supervisors (the “Employee Supervisors”) for a new session are elected democratically at a date earlier than the date of establishment of the Board of Directors or the Board of Supervisors for the new session respectively, such Employee Directors or Employee Supervisors shall take the office at the date of establishment of the Board of Directors or the Board of Supervisors for the new session; in the event that such democratic election is made later than the date of establishment of the Board of Directors or the Board of Supervisors for the new session, such Employee Directors or Employee Supervisors shall take the office at the date of democratic election.

The qualification of the Company’s directors and supervisors shall be approved by the CBIRC.

Article 111.

If any proposal for a cash dividend, share allocation, or conversion from capital reserves to share capital is adopted at the shareholders’ general meeting, the Company shall implement detailed plans within two (2) months after the end of the shareholders’ general meeting.

Article 112.

The chairman of the meeting shall be responsible for determining whether a resolution has been passed. The decision shall be final and conclusive and shall be announced at the meeting and recorded in the minute books.

Article 113.

If any proposal is not adopted, or the current shareholders’ general meeting amends the resolution of the last shareholders’ general meeting, special indication thereof shall be given in the announcement of the resolutions of the shareholders’ general meeting.

Article 114.

If the chairman of the meeting has any doubt as to the result of a resolution which has been presented for at a shareholders’ meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 115.

If votes are counted at a shareholder’s general meeting, the result of the count shall be recorded in the minute books.

Article 116.

Minutes shall be taken for matters deliberated at the shareholders’ general meeting.

The minutes shall be taken by the secretary to the meeting and signed by the chairman of the meeting and directors present at the meeting.

The minutes, shareholders’ attendance lists and proxy forms shall be kept at the Company’s place of residence.

Article 117.

Copies of the minutes of proceedings of any shareholders’ meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.

Article 118.

The Company shall formulate the procedural rules of the shareholders’ general meeting which shall set out in detail the procedures of convention and voting in respect of the shareholders’ general meeting (including notices, registration, consideration and approval for proposals, voting, vote counting, announcement on voting results, the resolution making process, meeting minutes and signing, announcements and other matters) and the principles of authorization granted to the Board of Directors at the shareholders’ general meeting. The scope of authorization shall be specified in details. The procedural rules of the shareholders’ general meeting shall be prepared by the Board of Directors, approved at the shareholders’ general meeting and attached to the Company’s Articles of Association as an appendix.

Article 119.

At the time of the shareholders’ general meeting, the Company shall engage a lawyer to issue and make public a legal opinion on the following matters:

(1)	Whether the convention and holding of the shareholders’ general meeting comply with laws, administrative regulations and the Company’s Articles of Association;

(2)	Whether the qualifications of the attendees and the convenor are lawful and valid;

(3)	Whether the voting procedures and results at the shareholders’ meeting are lawful and valid; and

(4)	Other relevant matters at the request of the Company.

Chapter 10 Special Procedures for Voting by A Class of Shareholders

Article 120.

Those shareholders who hold different classes of shares are class shareholders. Class shareholders shall enjoy rights and assume obligations in accordance with law, administrative regulation and the Company’s Articles of Association.

Article 121.

Rights conferred on any class of shareholders may not be varied or abrogated unless with the approval of shareholders by way of special resolution in a general meeting, and by holders of shares of that class at a separate general meeting conducted in accordance with Articles 123 to 127.

Article 122.

The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:

(1)

to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

(2)	to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

(3)	to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

(4)	to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

(5)	to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

(6)	to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

(7)	to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

(8)	to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

(9)	to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

(10)	to increase the rights or privileges of shares of another class;

(11)	to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders; or

(12)	to vary or abrogate the provisions of this Chapter.

Article 123.

Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’ general meetings, shall have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 122, but interested shareholder(s) shall not be entitled to vote at such class meetings.

“(An) interested shareholder(s)”, as such term is used in the preceding paragraph, means:

(1)

in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 27 of the Company’s Articles of Association, a controlling shareholder within the meaning of Article 61 of the Company’s Articles of Association;

(2)	in the case of a repurchase of shares by an off-market agreement pursuant to Article 27 of the Company’s Articles of Association, a holder of the shares to which the proposed agreement relates;

(3)

in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 124.

Resolutions of a class of shareholders shall be passed by affirmative votes representing more than two-thirds of the voting rights of shareholders of that class presented at the relevant meeting who, according to Article 123, are entitled to vote thereat.

Article 125.

When the Company convenes a class meeting, written notice of the meeting shall be given pursuant to the notice period requirement for convening a shareholders’ general meeting under these Articles of Association to notify all shareholders who are registered as holders of that class in the register of shareholders of the matters to be considered and the date and place of the class meeting.

Article 126.

Notice of class meetings need only be served on shareholders entitled to vote threat,

Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders’ general meetings. The provisions of the Company’s Articles of Association relating to the manner for the conduct of shareholders’ general meetings are also applicable to class meetings.

Article 127.

Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

The special procedures for approval by a class of shareholders shall not apply in the following circumstances:

(1)

where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

(2)

where the Company’s plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities authority of the State Council.

Chapter 11 Board of Directors

Article 128.

The Board of Directors shall consist of twelve (12) directors, including four (4) executive directors, four (4) non-executive directors and four (4) independent directors. It shall have one (1) Chairman, and may have one (1) Vice Chairman.

Article 129.

Directors who are not employee representatives shall be elected at the shareholders’ general meeting, and employee directors shall be elected at the employee representative conference by the Company’s employees or by other democratic means. A director’s term shall be three (3) years and is renewable by re-election upon expiry of the term.

A written notice of the intention to nominate a person for election as a director and a written notice by that person of his willingness to be nominated shall be delivered to the Company seven (7) days before the date of the shareholders’ general meeting.

A director’s term of office shall commence from the date when the resolution of shareholders’ general meeting is adopted and the qualification of such director is approved by the CBIRC and end upon expiry of the term of current session of the Board of Directors. After expiry of a director’s term of office but before a new director is elected and takes office, the retiring director shall continue to perform his duty as a director pursuant to laws, administrative regulations, departmental rules and these Articles of Association.

The president, vice president and other senior officers may concurrently serve as directors, provided that the total number of directors who concurrently serve as the president, vice president, other senior officers and the total number of directors who are served by employee representatives shall not exceed half of the total number of directors of the Company.

The Chairman and the Vice Chairman shall be elected and changed by more than one-half of all of the members of the Board of Directors. The term of office of each of the Chairman and the Vice Chairman is three (3) years, which term is renewable upon re-election.

Subject to compliance with all relevant laws and administrative regulations, the shareholders’ general meeting may by ordinary resolution change any director who is not employee representative before the expiration of his term of office (however, the director’s right to make claims pursuant to any contract shall not be affected thereby).

The directors shall not be required to hold shares of the Company.

Directors of the Company who are natural persons shall have good conduct and reputation, possess the expertise and working experience commensurate with their duties and responsibilities, and satisfy the requirements specified by laws and regulations and the CBIRC. Any election or appointment of a director in violation of this Article shall be deemed as null and void. If the directors fail to meet the qualifications or conditions as specified by laws, regulations and regulatory requirements during their term of office, the Company shall dismiss them from their positions.

Article 130.

A director may resign before expiry of his term of office, subject to submission of a written resignation report to the Board of Directors. The Board of Directors will disclose relevant information within two (2) days.

If the number of the Company’s directors is less than the quorum as required by law due to a director’s resignation, such resigning director shall continue to perform his duty as a director pursuant to laws, administrative regulations, departmental rules and these Articles of Association until a new director is elected and takes office.

Except for the case mentioned in the preceding paragraph, resignation of directors shall take effect immediately upon the Board of Directors’ receipt of the written resignation report.

Upon resignation or expiry of the tenure of a director, such director shall duly complete all formalities in relation to handover, and the faithful duties owed by such director to the Company and shareholders shall not be released and shall remain effective within five (5) years from the expiry of his/her tenure.

Article 131.

No director shall act on behalf of the Company or the Board of Directors without legal authorization provided hereunder or by the Board of Directors. When a director acts in his own name and a third party reasonably considers such director acts on behalf of the Company or the Board of Directors, such director shall declare in advance his position and capacity.

Article 132.

If a director violates laws, administrative regulations, department rules or the Company’s Articles of Association when performing his duties in the Company, such director shall indemnify the Company against losses incurred due to such violation.

Article 133.

An independent director means a director who does not have any function in the Company other than being a director and has no relationship with the Company and its controlling shareholder or actual controller which may prejudice such director’s independent judgment on the Company’s affairs.

Article 134.

An independent director shall have high professional competence and reputation, and shall also meet the qualification requirements for serving as an independent director of a listed insurance company as specified by laws, administrative regulations and regulatory requirements.

Article 135.

Any of the following persons shall not serve as an independent director of the Company:

(1)

a person who has worked in an entity holding more than 5% of shares of the Company or in any of the top ten (10) shareholders of the Company in the past three (3) years, and such person’s close relatives;

(2)	a person who has worked in the Company or any enterprises actually controlled by the Company in the past three (3) years, and such person’s close relatives;

(3)	a person who has provided the Company with legal, audit, actuarial or management consulting services in the past two (2) years;

(4)

a person serving as a partner, controlling shareholder or senior officer of any banking, legal, consulting, or audit institutions which have business relationship with the Company in the past two (2) years; or

(5)	other person whose independent judgment, in the opinion of regulatory authorities, may be compromised.

Article 136.

The Board of Directors, the nomination and remuneration committee of the Board of Directors, the Board of Supervisors or any shareholder(s) individually or jointly holding more than 3% of the issued shares of the Company may nominate candidates for independent directors who shall be appointed upon being elected at the shareholders’ general meeting.

At least one-third of members of the Board of Directors of the Company shall be independent directors, including at least one (1) accounting professional.

Article 137.

The term of office of independent directors is the same as that of other directors of the Company, and may be renewed upon re-election when it expires, provided that an independent director shall not serve for more than six (6) consecutive years.

An independent director shall not be removed before the expiry of his term of office without a justifiable cause. If any independent director is removed prior to the expiration date, the Company shall disclose such removal as a special disclosure matter.

The removal of an independent director shall be decided by a shareholders’ general meeting. The Company shall notify such independent director in writing of the reasons of the removal and his corresponding rights at least fifteen (15) days prior to the convening of the shareholders’ general meeting. A resolution on the removal of an independent director at the shareholders’ general meeting shall be passed by votes representing over two-thirds of the voting rights held by the shareholders present at the meeting. The independent director shall have the right to provide an explanation and make a representation before voting.

Article 138.

In addition to the powers and functions granted to directors by the Company Law and other applicable laws, regulations, regulatory requirements and these Articles of Association, an independent director shall also have the following powers and functions:

(1)

to review the fairness of material connected transactions of the Company (defined according to the standards issued by regulatory authority of the place where the Company is listed from time to time), implementation of internal audit procedures and impacts on the interests of the insured. Opinions shall be provided by independent directors in writing on any problems found in the connected transactions reviewed. In addition to the circumstances where an independent financial advisor must be engaged to issue a report pursuant to the listing rules of the place where the Company is listed, if more than two independent directors deem necessary, they may engage an intermediary to provide independent financial advisor report as the basis of their opinions;

(2)	to propose to the Board to convene an extraordinary general meeting by more than half of but no less than two (2) independent directors;

(3)	to propose to convene a meeting of the Board of Directors by more than two (2) independent directors;

(4)	to independently engage external auditing firms and consultancy firms; and

(5)	other powers and functions as specified by laws, regulations, regulatory requirements and these Articles of Association.

Independent directors shall provide independent opinions on the matters discussed at shareholders’ general meetings and meetings of the Board of Directors in an objective and fair manner. In particular, they shall give their opinions to the Board of Directors or the shareholders’ general meeting on the following matters:

(1)	material connected transactions;

(2)	nomination, appointment and dismissal of directors and appointment and dismissal of senior officers of the Company;

(3)	remunerations of directors and senior officers of the Company;

(4)	profit distribution plan;

(5)	any material transaction such as investment, lease, purchase and sale of assets and guarantee not provided in business plan;

(6)	other matters that may have material effects on the interests of the Company, the insured and minority shareholders; and

(7)	other matters as specified by laws, regulations, regulatory requirements or these Articles of Association.

Article 139.

An independent director shall give any of the following opinions regarding the above matters: consent; reservation and the reason; objection and the reason; unable to give opinion and the reason.

Where independent directors abstain or vote against the above matters, or consider that there are obstacles in expressing their opinions, they shall give written opinions to the Company and report to the CBIRC.

Where relevant matters are required to be disclosed, the Company shall announce the opinions of the independent directors. If the independent directors fail to agree on a particular matter, the Board of Directors shall disclose the opinion of each independent director.

Article 140.

An independent director shall attend meetings of the Board of Directors on schedule, possess knowledge of the operation of the Company and actively investigate and obtain information and documents necessary for any decision-making.

Independent directors shall at the Company’s annual shareholders’ general meeting submit the annual report on performance of duties by all the independent directors.

Article 141.

An independent director shall faithfully perform his duties, protect the Company’s interests and, in particular, procure that no harm be made to the legitimate interests of the public shareholders.

An independent director shall perform his duties independently and shall not be influenced by the major shareholders or the actual controller of the Company, or any enterprise or individual having interested relationship with the Company, its major shareholders or its actual controller.

Article 142.

If an independent director fails to attend three (3) consecutive meetings of the Board of Directors in person, the Board of Directors may propose the replacement of such independent director at a shareholders’ general meeting.

Where an independent director fails to attend two (2) meetings of the Board of Directors in person within one year, the Company shall issue to him a written reminder.

Where an independent director is given two (2) reminders within a term of office, he shall not be re-elected.

Article 143.

The Company shall establish the working system of independent directors, ensure that independent directors have the same rights of accessing to relevant information as other directors, provide independent directors with relevant documents and information, report information about the Company’s operation on a regular basis, and organize independent directors to make on-site visits if necessary.

Article 144.

Any independent director may resign prior to the expiry of his term of office, subject to submission of a written resignation report to the Board of Directors explaining any information related to his resignation or any information he considers it is necessary for the shareholders and creditors of the Company to be attentive to.

If the number of independent directors or members of the Board of Directors is less than the quorum provided by the law or the Company’s Articles of Association due to an independent director’s resignation, such resigning independent director shall continue to perform his duty as an independent director pursuant to laws, administrative regulations and the Company’s Articles of Association until a new independent director is elected and takes office. The Board of Directors shall hold a shareholders’ general meeting within two (2) months to elect a new independent director. If the Board of Directors fails to hold such shareholders’ general meeting within the said two (2) months, the resigning independent director may cease to perform his duty.

Article 145.

The Board of Directors shall be accountable to the shareholders in general meeting, and shall exercise the following functions and powers:

(1)	to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders in general meetings;

(2)	to implement the resolutions passed by the shareholders in general meetings;

(3)	to determine the Company’s business plans and investment proposals;

(4)	to formulate the Company’s preliminary and final annual financial budgets;

(5)	to formulate the Company’s profit distribution proposal and loss recovery proposal;

(6)	to formulate proposals for the increase or reduction of the Company’s registered capital and for the issuance of the Company’s debentures or other negotiable securities and listing;

(7)	to formulate plans for major acquisition, acquisition of shares of the Company, or merger, division, dissolution and change of the form of the Company;

(8)

to consider and approve, to the extent authorized by the shareholders’ general meeting (except those that are not required for authorization), such matters as the management of assets and liabilities, external investments, acquisition of assets, disposal and write-off of assets, pledge of assets, entrusted wealth management and connected transactions of the Company;

(9)	to decide on the establishment of the Company’s internal management organizations;

(10)

to appoint or remove the Company’s president or secretary to the Board of Directors, and to appoint or remove the vice president(s) and other senior officers (excluding the secretary to the Board of Directors) based on the nomination of the president, and to decide on their remuneration, reward and punishment;

(11)

to formulate the Company’s basic management system, to formulate the Procedural Rules for the Shareholders’ General Meetings and the Procedural Rules for the Board of Directors’ Meetings, and to review the work rules of the professional committees of the Board of Directors;

(12)	to formulate proposals for any amendment to the Company’s Articles of Association;

(13)	to manage the information disclosure of the Company;

(14)	to propose to the shareholders’ general meeting for retaining or replacing the accounting firm that conduct audits for the Company;

(15)	to hear the work report of the Company’s president and to inspect the work of the president; and

(16)	to exercise any other powers and functions conferred by laws, administrative regulations, departmental rules, these Articles of Association or shareholders’ general meetings.

Other than the Board of Directors’ resolutions in respect of the matters specified in subparagraphs (6), (7), (8) and (12) of this Article which shall be passed by the affirmative vote of more than two-thirds of all directors, the Board of Directors’ resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of all directors, unless otherwise provided by applicable laws, administrative regulations, departmental rules, or these Articles of Association.

The said functions and powers of the Board of Directors shall be exercised by the Board of Directors collectively. The statutory functions and powers of the Board of Directors shall not, in principle, be delegated to the Chairman of the Board of Directors, directors or other individuals or entities. If it is necessary to delegate decision-making right on certain matters, such delegation shall be made legally by means approved by resolutions of the Board of Directors. Delegation shall be made on a case by case basis, and no function of the Board of Directors shall be delegated generally or permanently to other entities or individuals.

The Board of Directors shall give an explanation to the shareholders’ general meeting in respect of the qualified audit opinions issued by a certified public accountant on the financial reports of the Company.

Statutory functions and powers of the Board of Directors shall not be modified or deprived of by any provisions of these Articles of Association, any resolutions of the shareholders’ general meeting, or in any other manner.

Article 146.

The opinions of the Party Committee of the Company shall be heard before the Board of Directors decides on material issues of the Company.

Article 147.

The Board of Directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33% of the value of the Company’s fixed assets as shown in the latest balance sheet which was approved at a shareholders’ general meeting.

For the purposes of this Article, “disposition” includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 148.

Unless otherwise provided by applicable laws, regulations or listing rules, the Board of Directors shall have the right to decide on investment (including venture capital investment) or acquisition projects within the authorization of the shareholders’ general meeting, and to organize experts and professionals concerned to assess significant investment or acquisitions project that fall out of the authorization of the shareholders’ general meeting, and report the same to the general meeting for approval.

Article 149.

The Chairman of the Board of Directors shall exercise the following powers:

(1)	to preside over shareholders’ general meetings and to convene and preside over meetings of the Board of Directors;

(2)	to check on the implementation of resolutions passed by the Board of Directors;

(3)	to sign the securities certificates issued by the Company; and

(4)	to exercise other powers conferred by the Board of Directors.

When the Chairman is unable to perform or does not perform his duties, the duties shall be performed by the Vice Chairman. When the Vice Chairman is unable to perform or does not perform his duties, a director jointly elected by more than half of the directors shall perform his duties.

In the event that the Chairman is unable to perform or does not perform his duties, which affects the normal operation of the Company, the Board of Directors of the Company shall re-elect the Chairman pursuant to the requirements of these Articles of Association.

Article 150.

Meetings of the Board of Directors can be divided into regular meetings and special meetings. Regular meetings shall be held at least four (4) times each year at appropriate quarterly intervals. Regular meetings shall be convened by the Chairman by serving a notice to all directors at least fourteen (14) days before the proposed date of the meeting. Regular meetings do not include the practice of obtaining board consent through the circulation of written resolutions. In case of emergency, a special meeting may be convened upon request by shareholders representing more than 10% voting rights, more than one-third of all directors, the Supervisory Board, more than two (2) independent directors, the Chairman, or president of the Company.

Article 151.

Notice of regular and special meetings of the Board of Directors may be delivered by hand, facsimile, express delivery service, registered mail or email. Deadlines for serving the notices: at least fourteen (14) days in advance of regular meetings; special meetings may be less than fourteen (14) days but shall not be less than three (3) days.

Article 152.

Notice of a meeting shall be deemed to have been given to any director who attends the meeting without objecting to, before or at its commencement, any lack of notice.

Article 153.

Any regular or special meeting of the Board of Directors may be held physically and through telecommunications (by way of telephone conference or similar communication equipment). So long as it can ensure the real-time communications and discussions among all directors participating in the meeting, all such directors shall be deemed to be present in person at the meeting.

Matters that shall not be voted at the meetings of the Board of Directors convened by telecommunications shall include but not limited to the profit distribution plan, remuneration plan, material investments and asset disposal, appointment and dismissal of senior officers, and other proposals involving the risk management of the Company.

Article 154.

Meetings of the Board of Directors shall be held only if more than half of the directors (including any director who has appointed another director to attend the meeting on his behalf pursuant to Article 156 of the Company’s Articles of Association) are present.

Each director shall have one (1) vote. Unless otherwise provided for in the Company’s Articles of Association, a resolution of the Board of Directors must be passed by the majority of the directors of the Company. No resolution of the Board of Directors concerning any connected transaction will become effective without the signatures of the independent (non-executive) directors.

Where there is an equality of votes cast both for and against a resolution, the Chairman of the Board of Directors shall have no more casting vote.

Article 155.

Subject to the exceptions as specifically provided, a director shall not vote on any resolution of the Board of Directors approving any contract or arrangement or any other proposal in which he or any of his close associates has a material interest, nor shall he exercise voting rights on behalf of other directors. He shall not be counted in the quorum present at such meeting.

Such meetings of the Board of Directors shall be convened with more than half of the directors present who are not connected, and the decisions made at the meetings of the Board of Directors shall be approved by more than two-thirds of the directors who are not connected. If the number of directors attending the meetings of the Board of Directors who are not connected is less than three (3), such matters shall be submitted to the shareholders’ general meeting for approval.

In considering the matters concerning connected transactions by the Board of Directors, connected directors can neither exercise their voting rights, nor act on behalf of other directors to exercise voting rights.

The Board of Directors shall report annually to the shareholders’ general meeting on the status of connected transactions and the execution of the connected transaction management system.

Article 156.

Directors shall attend the meetings of the Board of Directors in person. Where a director is unable to attend a meeting for any reason, he may appoint another director by a written power of attorney to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

A director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the Board of Directors, and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

In case a director (other than independent director) has failed to be present in person at any two (2) consecutive board meetings, nor authorized another director to be present at the board meeting on his behalf, he shall be considered unable to fulfill his responsibilities as a director, and the Board of Directors shall accordingly suggest the shareholders’ general meeting making a replacement.

Article 157.

In respect of any matter to be determined by the Board of Directors at a special meeting of the Board of Directors, where the Board of Directors has already sent out in writing the draft resolution to be decided at such meeting and the number of directors who have signed to approve such proposals satisfies the requirements set out in Article 154 of this Chapter, a valid resolution shall be deemed to be passed, and no Board of Directors’ meeting is required to be held.

Article 158.

The Board of Directors shall keep minutes of resolutions passed at meetings of the Board of Directors. The minutes shall be signed by both the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the Board of Directors. If a resolution of the Board of Directors violates the law, administrative regulation or the Company’s Articles of Association, and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution shall compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director shall be released from such liability. The directors shall have the right to inspect documents and relevant information of the Board of Directors, such as resolutions and minutes of the Board of Directors. Upon receiving a reasonable request from a director, the Company shall make available the relevant meeting minutes for the inspection by such director at any reasonable time.

Article 159.

The Board of Directors shall formulate the procedural rules to be followed at meetings of the Board of Directors, specifying rules regarding convocation, proposal and notice, convening and presiding, voting and resolution, keeping of files, report of resolutions, so as to ensure that it makes efficient and reasonable decisions.

The procedural rules to be followed at meetings of the Board of Directors shall be formulated by the Board of Directors of the Company, considered and approved at the shareholders’ general meeting and attached to the Company’s Articles of Association as an appendix.

Chapter 12 Secretary of the Board of Directors

Article 160.

The Company shall have one (1) secretary of the Board of Directors. The secretary shall be a senior officer of the Company.

Article 161.

The secretary of the Company’s Board of Directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the Board of Directors. His primary responsibilities are to ensure that:

(1)	organize and prepare meetings of the Board of Directors and shareholders’ general meetings pursuant to statutory procedures and requirements;

(2)	produce and keep records of shareholders’ general meetings and meetings of the Board of Directors as well as other meeting materials and documents;

(3)	communicate and liaise between the Company and related parties and the regulatory authorities of the jurisdiction where the Company is listed;

(4)	ensure that the Company prepare and deliver, in accordance with law, the reports and documents required by competent authorities;

(5)	administer the Company’s affairs including information disclosure and investor relations;

(6)

carry out the Company’s equity administration matters, maintain materials setting forth the holding of the Company’s shares by the Company’s directors, supervisors, senior management officers, controlling shareholders and such shareholders’ directors, supervisors and senior management officers, and disclose any change in shareholding by the Company’s directors, supervisors and senior management officers;

(7)	assist shareholders, directors and supervisors in exercising rights and performing duties; and

(8)	perform other duties as required by laws, administrative regulations, bylaws and applicable provisions.

Article 162.

A director or other senior officer of the Company may also act as the secretary of the Board of Directors. An accountant of the accounting firm retained by the Company shall not act as the secretary of the Board of Directors.

Where the office of secretary is held concurrently by a director, and an act is required to be conducted by a director and a secretary separately, the person who holds the offices of director and secretary may not perform such act in a dual capacity.

Chapter 13 Committees under the Board of Directors

Article 163.

The Company’s Board of Directors shall have five (5) special committees, namely, the audit committee, the risk management and consumer rights protection committee, the nomination and remuneration committee, the strategy and assets and liabilities management committee, and the connected transactions control committee.

Functions of special committees of the Board of Directors shall be defined by resolutions of the Board of Directors in accordance with applicable laws, administrative regulations and regulatory rules.

Article 164.

The audit committee shall be composed of three (3) to five (5) directors, the risk management and consumer rights protection committee shall be composed of three (3) to seven (7) directors, the nomination and remuneration committee shall be composed of three (3) to seven (7) directors, the strategy and assets and liabilities management committee shall be composed of three (3) to seven (7) directors, and the connected transactions control committee shall be composed of three (3) to seven (7) directors.

Chapter 14 President

Article 165.

The Company shall have one (1) president, five (5) to six (6) vice presidents, and two (2) to three (3) assistants to president. The president shall be nominated by the Chairman of the Board of Directors, and shall be appointed or dismissed by the Board of Directors. Vice presidents and other senior officers (except the secretary of the Board of Directors) shall be nominated by the president, and shall be appointed or dismissed by the Board of Directors.

The term of office of the president shall be three (3) years, renewable upon reappointment.

Members of the Board of Directors may concurrently serve as the president, vice president or other senior officers of the Company. Any person working in the controlling shareholder or actual controller of the Company other than as a director shall not serve as senior officers of the Company.

Article 166.

The president shall be accountable to the Board of Directors, and shall exercise the following functions and powers:

(1)	to be in charge of the Company’s production, operation and management, and to organize the implementation of the resolutions of the Board of Directors;

(2)	to organize the implementation of the Company’s annual business plan and investment proposals;

(3)	to draft plans for the establishment of the Company’s internal management organizations;

(4)	to draft the Company’s basic management system;

(5)	to propose the appointment or dismissal by the Board of Directors of the Company’s vice president(s) and other senior officers (except for the secretary to the Board of Directors);

(6)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the Board of Directors; and

(7)	other functions and powers conferred by the Company’s Articles of Association and the Board of Directors.

When the president is unable to perform or does not perform his duties, the provisional person-in-charge designated by the Board of Directors shall perform his duties on his behalf. In the event that the president is unable to perform or does not perform his duties, which affects the normal operation of the Company, the Company shall re-elect the president pursuant to the requirements of these Articles of Association.

Article 167.

The president and other senior officers of the Company shall ensure that information disclosed by the Company is true, accurate and complete and shall sign written confirmation regarding regular reports of the Company.

Article 168.

The president shall attend meetings of the Board of Directors. A president who is not a director shall not have any voting rights at board meetings.

Article 169.

The president, vice presidents and other senior officers of the Company, in performing their functions and powers, shall act honestly and diligently and in accordance with law, administrative regulation and the Company’s Articles of Association.

Article 170.

The Company shall formulate working rules of the president, specifying conditions, procedure and participants of the president meeting, responsibilities and work allocation of the president and other senior officers of the Company, use of funds and assets of the Company, scope of authorization to enter into contracts and reporting policies regarding the Board of Directors and the Supervisory Board.

The president working rules drafted by the president shall be implemented after being approved by the Board of Directors.

Article 171.

The president and other senior officers of the Company may resign prior to expiry of their term of office. Relevant resignation procedures and measures shall be provided in the service contract between such persons and the Company.

Chapter 15 Supervisory Board

Article 172.

The Company shall have a Supervisory Board.

Article 173.

The Board of Supervisors shall be composed of five (5) supervisors. One of the members of the Board of Supervisors shall act as the Chairman. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election.

The election or removal of the Chairman of the Board of Supervisors shall be determined by two-thirds or more of the members of the Board of Supervisors.

The Chairman of the Board of Supervisors shall serve for a term of three (3) years, which term is renewable upon re-election.

Supervisors of the Company shall have good character and reputation, possess the expertise and working experience commensurate with their duties, and satisfy the conditions specified by laws and regulations and the CBIRC.

Article 174.

Supervisory Board shall comprise supervisors who represent the shareholders but not employees and supervisors who represent the employees. The number of supervisors who are employee representatives shall constitute no less than one-third of the members of the Supervisory Board. Supervisors who represent the shareholders but not employees shall be elected or changed by the shareholders in general meetings, and the supervisor who represents employees shall be elected or changed by the employees democratically.

Article 175.

If no new supervisor is elected after the term of a supervisor expires, or the number of members of the Supervisory Board is less than the quorum due to any supervisor’s resignation during his term of office, the relevant supervisor shall continue to perform his duties as a supervisor in accordance with laws, administrative regulations and the Company’s Articles of Association until a new supervisor is elected.

Article 176.

The directors, president, vice presidents and other senior officers of the Company shall not act concurrently as supervisors.

Article 177.

Meetings of the Supervisory Board shall be held at least once every six (6) months, and shall be convened by the chairman of the Supervisory Board. Supervisors may propose to convene the extraordinary meetings of the Supervisory Board.

Article 178.

The Board of Supervisors shall be accountable to the shareholders in a general meeting, and shall exercise the following functions and powers in accordance with law:

(1)	to review the Company’s financial position;

(2)	to nominate independent directors;

(3)

to supervise the directors, president, vice presidents and other senior officers of the Company to ensure that they do not act in contravention of any laws, administrative regulations or the Company’s Articles of Association when they perform their duties;

(4)	to demand any director, president, vice president or other senior officer of the Company to make rectifications when his acts impair the interest of the Company;

(5)

to check the financial information, such as the financial report, business report and profit distribution plan, to be submitted by the Board of Directors to the shareholders’ general meetings, and to engage, in the Company’s name, public certified accountants and practicing auditors to assist with the re-examination of such information in case of any doubt;

(6)

to propose to convene an extraordinary general meeting, and to convene and preside over shareholders’ general meetings when the Board of Directors fails to perform its duty to do so as required by the Company Law;

(7)	to submit motions to shareholders’ general meetings;

(8)	to initiate legal proceedings against any director or senior officer according to the relevant requirements of the Company Law;

(9)	to investigate any unusual operation of the Company, and if necessary, to engage an accounting firm, a law firm or any professional organization to assist its work at the expenses of the Company; and

(10)	such other functions and powers as provided by laws, regulations and the Company’s Articles of association.

Supervisors shall attend meetings of the Board of Directors and may raise queries or proposals regarding matters discussed at such meetings.

Article 179.

Meetings of the Supervisory Board shall be held only if more than two-thirds of the supervisors are present.

Resolutions of the Supervisory Board shall be passed by the affirmative vote of more than two-thirds of all of its members.

Article 180.

All reasonable fees incurred in the employment of professionals (such as lawyers, certified public accountants or practicing auditors) which are required by the Supervisory Board in the exercise of its functions and powers shall be borne by the Company.

Article 181.

A supervisor shall carry out his duties honestly and faithfully in accordance with law, administrative regulation and the Company’s Articles of Association.

A supervisor shall ensure that information disclosed by the Company is true, accurate and complete.

A supervisor shall not take advantage of his connection with the Company to harm interests of the Company and shall indemnify the Company against losses caused thereby.

Article 182.

The Supervisory Board shall produce minutes of the meetings, and the supervisors attending the meetings shall sign the minutes.

Each supervisor shall have the right to request for an explanation of his comments made at the meetings to be noted in the minutes. Such minutes shall be kept as records of the Company.

Article 183.

The Procedural Rules for the Board of Supervisors’ Meetings shall be formulated by the Board of Supervisors of the Company, considered and approved at the shareholders’ general meeting and attached to these Articles of Association as an appendix to ensure that the Board of Supervisors works efficiently and make decisions in a scientific manner.

Chapter 16 The Qualifications and Duties of the Directors, Supervisors, President, Vice

Presidents and Other Senior Officers of the Company

Article 184.

Directors, supervisors and senior officers of the Company shall satisfy the requirements for the qualification of their respective positions under applicable laws, administrative regulations, rules and regulatory requirements, and their qualifications shall be approved by the CBIRC before they assume office.

Article 185.

No one shall be a Director, Supervisor, President, Vice President or any other senior management officer of the Company if subject to any of the following circumstances:

(1)	being without civil capacity or having limited civil capacity;

(2)

having been penalized or sentenced due to an offence of corruption, bribery, encroachment on property, misappropriation of property or disruption of the socialist market economy, or having been deprived of political rights due to the committing of any crime, and in each case, five (5) years not having elapsed since the completion of the relevant penalty, sentence or deprivation;

(3)

having been a former director, factory director or manager of a company or enterprise which had been bankrupt and liquidated whereby such person was personally liable for the bankruptcy of such company or enterprise, and three (3) years not having elapsed since the date of completion of the liquidation of the company or enterprise;

(4)

having been the legal representative of a company or enterprise which business licence was revoked and which business was compulsorily closed down due to violation of laws whereby such person was personally liable, and three (3) years not having elapsed since the date of revocation of the business licence of the company or enterprise;

(5)	being a debtor personally liable for a relatively large debt which has not been paid as it fell due;

(6)	having been subject to an investigation by judicial authorities for criminal offences, and such investigation not having come to an end;

(7)	being banned from being senior management of enterprises by laws and regulations;

(8)	being a non-natural person;

(9)

having been adjudged by the relevant competent authorities of violations of relevant securities laws which involves fraud or dishonesty, and five (5) years not having elapsed since the date of the judgment;

(10)	having been banned from entering the market by financial regulators, and five (5) years not having elapsed since the last date of the ban; and

(11)	being prohibited from holding such posts due to other circumstances, including stipulations by laws, administrative regulations, departmental rules and regulatory requirements.

Article 186.

The validity of an act carried out by a director, president, vice president or other senior officer of the Company on its behalf, as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.

Article 187.

In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchanges on which shares of the Company are listed, each of the Company’s directors, supervisors, president, vice presidents and other senior officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:

(1)	not to cause the Company to exceed the scope of business stipulated in its business license;

(2)	to act honestly and in the best interests of the Company;

(3)	not to expropriate the Company’s property in any way, including (without limitation) usurpation of opportunities which benefit the Company; and

(4)

not to expropriate the individual rights of shareholders, including (without limitation) rights to distributions and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company’s Articles of Association.

Article 188.

Each of the Company’s directors, supervisors, president, vice presidents and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 189.

Each of the Company’s directors, supervisors, president, vice presidents and other senior officers shall exercise his power or perform his duties in accordance with fiduciary principles; and shall not put himself in a position where his duty and his interest may conflict. These principles include (without limitation):

(1)	to act honestly in the best interest of the Company;

(2)	to act within the scope of its powers and not to exceed such powers;

(3)

to exercise his proportional decision power in person without being subject to the manipulations of other persons, and not to transfer such power to other persons unless permitted by law or administrative regulation or approved by the shareholders with full knowledge at the general meeting;

(4)	to treat shareholders of the same class with equality, and different classes with fairness;

(5)

not to enter into contracts or conduct transactions or make arrangements with the Company unless otherwise provided by the Company’s Articles of Association or approved by the shareholders with full knowledge at the general meeting;

(6)	not to employ the Company’s assets in any way so as to pursue interests for himself unless approved by the shareholders with full knowledge at the general meeting;

(7)

not to accept any bribery or other illegal income by using his powers and position, and seize the assets of the Company in any manner, including (but not limited to) opportunities beneficial to the Company;

(8)	not to accept commissions relating to the transactions of the Company, without the approval of the shareholders with full knowledge at the general meeting;

(9)

to obey the Company’s Articles of Association, perform his duties honestly and faithfully, protect the Company’s interests, and not to pursue his personal gain by taking advantage of his powers and positions at the Company;

(10)	not to compete with the Company in any way unless approved by the shareholders with full knowledge at the general meeting;

(11)

not to misappropriate the funds of the Company or lend the funds of the Company to other persons, open accounts in his own or another individual’s name for deposit of the Company’s assets, or use Company’s assets as security for the debts of the shareholders of the Company or other individuals; and

(12)

not to divulge the confidential information relating to the Company received during his term of office, unless approved by the shareholders with full knowledge at the general meeting; and not to use such information unless for the purpose of the Company’s interests; however, to be allowed to disclose such information to a court of law or other governing authorities under the following circumstances:

(I).	as prescribed by law;

(II).	as required for the purpose of public interest;

(III).	as required for the purpose of such director’s, supervisor’s, president’s, vice president’s or other senior officers’ own interests.

Article 190.

Directors, supervisors, president, vice presidents and other senior officers of the Company shall not direct the following persons or organizations (“Associates”) to engage in activities prohibited for directors, supervisors, president, vice presidents and other senior officers of the Company:

(1)	spouses or underage children of directors, supervisors, president, vice presidents or other senior officers of the Company;

(2)	trustors of directors, supervisors, president, vice presidents or other senior officers of the Company or of such persons as described in sub-paragraph of this Article;

(3)	partners of directors, supervisors, president, vice presidents or other senior officers of the Company or of such persons as described in sub-paragraph or sub-paragraph (2) of this Article;

(4)

company (companies) which a director, supervisor, president, vice president or any other senior officer of the Company has de facto single control over or joint control over with such persons as described in sub- paragraph (1), sub-paragraph (2) or sub-paragraph (3) of this Article or other directors, supervisors, president, vice presidents or other senior officers of the Company; and

(5)	directors, supervisors, president, vice presidents and other senior officers of the Company (companies) referred to by sub-paragraph (4) of this Article.

Article 191.

The fiduciary duty of a director, supervisor, president, vice president and any other senior officer of the Company may not necessarily cease upon the conclusion of his term, their obligations to keep confidential the business secrets of the Company shall survive the conclusion of his term. The duration of the other obligations and duties shall be determined in accordance with the principle of fairness, taking into account of the lapse between the time when he leaves the office and the occurrence of the relevant event, and the situation and the circumstances and terms under which his relation with the Company was ended.

Article 192.

The shareholders with full knowledge of the relevant circumstances may at the general meeting relieve a director, supervisor, president, vice president and any other senior officer of the Company of his liability as a result of his violation of any specific duty, save for the circumstances specified in Article 60 of the Company’s Articles of Association.

Article 193.

A director, supervisor, president, vice president and any other senior officer of the Company who directly or indirectly has material interests in contracts, transactions, or arrangements that are being planned or have already been concluded by the Company (save the contracts of employment between the directors, supervisors, president, vice presidents or other senior officers and the Company), shall, as soon as possible, disclose to the Board of Directors the nature and extent of his interests, regardless of whether or not the matters at hand require the approval of the Board of Directors.

Unless the interested directors, supervisors, president, vice presidents or other senior officers of the Company have made such disclosure to the Board of Directors as required by the preceding paragraph of this Article, and the relevant matter has been approved by the Board of Directors at the board’s meeting where such directors, supervisors, president, vice presidents or other senior officers have not been counted as part of the quorum and voted thereat, the Company shall be entitled to cancel such contracts, transactions, or arrangements, except as to any other party which is a bona fide party without knowledge of the violation of duties on the part of such directors, supervisors, president, vice presidents and other senior officers.

Where the Associates of the directors, supervisors, president, vice presidents and other senior officers of the Company have interests in such contracts, transactions or arrangements, such directors, supervisors, president, vice presidents and other senior officers shall also be deemed to be interested.

Article 194.

If, prior to the Company’s initial consideration of such contracts, transactions, or arrangements referred to by the preceding Article, a director, supervisor, president, vice president or any other senior officer of the Company has delivered a written notice to the Board of Directors, which contains the statement that he has interests in the contracts, transactions, or arrangements to be concluded by the Company in the future, such director, supervisor, president, vice president or other senior officer shall be deemed to have made the disclosure stipulated by the preceding Article in respect of the statement contained in the notice.

Article 195.

The Company shall not, in any manner, perform tax duties for its directors, supervisors, president, vice presidents and other senior officers.

Article 196.

The Company shall not directly or indirectly make a loan to or provide a guarantee in connection with the making of a loan to a director, supervisor, president, vice president, and other senior officer of the Company or of the Company’s holding company or any of their respective associates.

The foregoing shall not apply to the following circumstances:

(1)	the provision by the Company of a loan to its subsidiaries;

(2)

the provision by the Company of a loan or any other funds available to any of its director, supervisor, president, vice president and other senior officer to meet expenditures incurred or to be incurred by him for the purpose of the Company or for the purpose of enabling him to perform his duties properly in accordance with a service contract approved by the shareholders in a general meeting; and

(3)

if the ordinary course of the business of the Company includes the lending of money, the Company may make a loan to the relevant directors, supervisors, president, vice presidents and other senior officers or their respective associates, provided that they are on normal commercial terms.

Article 197.

Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.

Article 198.

A guarantee for the repayment of a loan which has been provided by the Company in breach of paragraph (1) of Article 196 shall not be enforceable against the Company, save for the following circumstances:

(1)

the guarantee was provided in connection with a loan made to an Associate of any of the directors, supervisors, president, vice presidents and other senior officers of the Company or its holding company and the lender of such funds did not know of the relevant circumstances at the time of the loan; or

(2)	the collateral provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 199.

For the purpose of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the obligator’s performance of his obligations.

Article 200.

In addition to the rights and remedies provided by law and administrative regulations when a director, supervisor, president, vice president or other senior officer of the Company breaches the duties which he owes to the Company, the Company shall be entitled:

(1)	to demand such director, supervisor, president, vice president or other senior officer compensate for the losses sustained by it as a result of such breach;

(2)

to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, president, vice president or other senior officer or between the Company and a third party, where such party knew or should have known that such director, supervisor, president, vice president or other senior officer representing the Company was in breach of his duty owed to the Company.

(3)	to demand such director, supervisor, president, vice president or other senior officer account for the profits made as result of the breach of his duty;

(4)

to recover any money which shall have been received by the Company but were received by such director, supervisor, president, vice president or other senior officer instead, including (without limitation) any commissions; and

(5)

to demand repayment of interest earned or which may have been earned by such director, supervisor, president, vice president or other senior officer on moneys which shall have been received by the Company.

Article 201.

The Company shall, with the prior approval of the shareholders’ general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments may include:

(1)	emoluments in respect of his service as director, supervisor or senior officer of the Company;

(2)	emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

(3)	emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries; and

(4)	payment by way of compensation for loss of office or as consideration for or in connection with his retirement from office.

No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to any contract described above.

Article 202.

Contracts between the Company and its directors or supervisors with respect to emolument shall provide that in the event that the Company is to be acquired by others, the Company’s directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of the preceding sentence, the acquisition of the Company includes any of the following:

(1)	a tender offer made by any person to all the shareholders; or

(2)

a tender offer made by any person with the aim of making the offeror become a controlling shareholder. The definition of controlling shareholder shall be the same as that defined in Article 61 of the Company’s Articles of Association.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

Article 203.

The Company shall have a chief financial officer. The chief financial officer shall report to the Board of Directors and the president.

The chief financial officer shall perform the following duties:

(1)

responsible for financial accounting and preparing financial report, establishing and maintaining an internal control system in connection with financial report, and responsible for the authenticity of financial and accounting information;

(2)	responsible for financial management, including budget management, cost control, fund management, distribution of proceeds, business performance evaluation, etc.;

(3)	responsible for solvency management and participating in risk management;

(4)	participating in material operation and management activities such as strategic planning;

(5)	reviewing and signing related data and reports for public disclosure pursuant to laws, administrative regulations and relevant regulatory requirements; and

(6)	performing other duties as required by the CBIRC or according to law.

For at least once every half year, the Board of Directors shall hear the report from the chief financial officer on certain matters including the insurance company’s financial condition, operating results and issues necessary to be attentive to.

Prior to signing documents such as financial reports and solvency reports, the chief financial officer shall seek opinion in writing from senior officers in charge of related business such as actuarial science, investment and risk management.

If the conducts of the Company fall into the following conditions, the chief financial officer shall, in accordance with his duties, promptly raise rectification proposal to the Board of Directors, president or related senior officers. If the Board of Directors or president fails to take measures for rectification, the chief financial officer shall report to the CBIRC and shall have the right to refuse to sign on related documents:

(1)	operating activities or financial and accounting reports seriously violate laws, administrative regulations or regulatory provisions on insurance;

(2)	conducts seriously violate the legitimate rights of policyholders and the insured; or

(3)	conducts of other senior officers of the insurance company violate the legitimate rights of the insurance company, which may cause material damage to the operation of the insurance company.

The chief financial officer shall have the right to obtain related information such as data, documents and materials necessary to perform his duties. Relevant departments and personnel of the Company shall not illegitimately interfere, conceal information or provide false information. The chief financial officer shall have the right to be present at the meetings of the Board of Directors in connection with his duties.

Chapter 17 Financial and Accounting Systems, Profit Distribution and Audit

Article 204.

The Company shall establish its financial and accounting systems in accordance with law, administrative regulation and PRC accounting principles formulated by the finance regulatory department of the State Council.

Article 205.

The financial year of the Company shall be a calendar year commencing from January 1 to December 31 every year.

Article 206.

At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in the manner prescribed by law.

Financial and accounting reports shall be prepared in accordance with laws, administrative regulations and provisions of financial department of the State Council.

Financial reports of the Company shall include:

(1)	balance sheet;

(2)	income statement;

(3)	cash flow statement;

(4)	statement of changes in equity; and

(5)	notes to financial statements.

Article	207.

The Company shall publish its annual financial and accounting reports within four (4) months after the end of each fiscal year; the interim financial and accounting report shall be published within two (2) months after the end of the first six (6) months of each fiscal year; the quarterly financial and accounting report shall be published within one (1) month after the end of the first three (3) months and the first nine (9) months of each fiscal year, respectively.

Article 208.

Unless otherwise provided by applicable laws, regulations, listing rules of the place where the Company is listed and the Company’s Articles of Association, the Board of Directors of the Company shall present to the shareholders, at every annual general meeting, such financial reports which the relevant laws administrative regulation and directives promulgated by competent regional and central governmental authorities require the Company to prepare.

Article 209.

The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of an annual general meeting. Each shareholder of the Company shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

Unless otherwise provided by paragraph 2 of Article 259 of the Company’s Articles of Association, the Company shall deliver to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders such reports, together with copies of the Board of Directors’ report, not later than twenty-one (21) days before the date of an annual general meeting.

Article 210.

The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting principles and regulations, be prepared in accordance with either international accounting principles, or those of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared in accordance with the two accounting principles, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.

Article 211.

Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting principles and regulations, and also in accordance with either international accounting principles or those of the place overseas where the Company’s shares are listed.

Article 212.

The Company shall not keep financial accounts other than those required by law.

Article 213.

The Company’s after-tax profit shall be allocated in accordance with the following order:

(1)	compensation of losses;

(2)	allocation of 10% of it’s the after-tax profits to the statutory common reserve fund;

(3)	allocation to the discretionary common reserve fund as approved by resolution of the shareholders’ general meeting; and

(4)

payment of dividends in respect of ordinary shares. The Company shall not allocate dividends or carry out other allocations in the form of bonuses, before the Company has compensated for its losses and made allocations to the statutory common reserve fund.

The profit distribution shall not be applied to shares held by the Company.

Article 214.

The Company will set up a Company Incentive Fund to be drawn once each year. The Company Incentive Fund shall be used as incentives for the Company’s directors, supervisors, president, vice president, other senior officers and the Company’s employees, or as a source of the risk fund for duties performed by its directors, supervisors, president, vice president and other senior officers. Details of the fund shall be formulated separately.

The Company will establish a liability insurance system for its directors, supervisors, president, vice president and other senior officers.

Article 215.

The capital common reserve fund includes the following items:

(1)	any premium above the proceeds from share issuances at face value; and

(2)	any other income designated for the capital common reserve fund by regulation of the finance regulatory department of the State Council.

Article 216.

The common reserve fund of the Company shall be applied for the following purposes only:

(1)	to make up for losses, however, the capital surplus fund may not be used for making up for losses;

(2)	to expand the Company’s operation; and

(3)

to convert the common reserve fund into capital in order to increase its capital. The Company may convert its common reserve fund into capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders’ of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25% of the registered capital.

Article 217.

The basic principles of the Company’s profit distribution shall be as follows:

(1)

the Company shall take the investment return for investors into full account and allocate the required percentage of the Company’s realized distributable profits to shareholders as dividends each year;

(2)

the Company shall maintain a sustainable and steady profit distribution policy and at the same time take into consideration the Company’s long- term interest, general interest of all the shareholders and the sustainable development of the Company; and

(3)	the Company shall give priority to cash dividends as its profit distribution manner.

The “distributable profits” means the Company’s after-tax profits less the provisions for losses and the allocations to statutory funds that the Company is required to make.

Article 218.

The Company’s profit distribution policy shall be as follows:

(1)

profit distribution modes: The Company may distribute dividends in the form of cash or shares or a combination of cash and shares. If practicable, the Company may distribute interim dividends. The Company’s dividends shall not bear interest, save in the case the Company fails to distribute the dividends to the shareholders on the day when dividends were due to have been distributed.

(2)

conditions for and percentage of distribution of cash dividends: If the Company makes profits in a given year and the cumulative undistributed profit is positive, the Company shall distribute dividends in the form of cash and the cumulative profits distributed in cash over the past three years by the Company shall be no less than thirty percent (30%) of the Company’s average annual distributable profits. If the Company’s solvency ratio is less than one hundred percent (100%) of the regulatory requirement, the Company shall not distribute profits to its shareholders. If the Company’s solvency ratio is less than one hundred and fifty percent (150%) of the regulatory requirement, the lower of the following two factors shall be the basis for profit distribution:

(I)	the distributable profit as ascertained under the Accounting Standards for Business Enterprises; and

(II)	the residual overall income ascertained pursuant to the preparation rules of the Company’s solvency report.

(3)

conditions for distribution of share dividends: If the Company’s operation is sound and the Board of Directors is of the opinion that share dividends distribution is in the interest of all of the Company’s shareholders because the Company’s stock price does not match the Company’s share capital, the Company may propose a share dividends distribution plan if the conditions for cash dividends listed above are satisfied.

Article 219.

Procedures for reviewing the Company’s profit distribution proposal shall be as follows:

The Company’s profit distribution proposal shall be reviewed by the Board of Directors. The Board of Directors shall have a sufficient discussion of the reasonableness of the profit distribution proposal. After the Company’s independent directors give their independent opinions on a specific resolution regarding this proposal which has been reached by the Board of Directors, the proposal shall be submitted to the Company’s general meeting for approval. In reviewing the profit distribution proposal, the Company shall provide Internet-based voting mechanism to the shareholders. When deliberating on specific cash dividend proposal by the Company’s general meeting, the Company shall make active communication with shareholders, especially small and medium-sized shareholders, through various channels. The Company shall also fully solicit opinions and appeals from shareholders, and give timely reply to concerns of small and medium- sized shareholders.

Article 220.

Amendments to the Company’s profit distribution policy shall be made pursuant to the following paragraph:

If occurrence of any force majeure events, including war or natural disaster; or changes to external operation environment have caused material impact on the Company’s operation; or there is a relatively material change to the Company’s own operation, the Company may make amendments to its profit distribution policy. The Board of Directors shall have sufficient discussion of the proposed amendments to the Company’s profit distribution policy. After the Company’s independent directors give their independent opinions on a specific resolution regarding this proposal which has been reached by the Board of Directors, the proposal shall be submitted to the Company’s general meeting for approval by way of special resolution. In reviewing the proposal concerning amendments to the Company’s profit distribution policy, the Company shall provide Internet-based voting mechanism to shareholders.

Article 221.

The Company shall withdraw, pay and use security funds, insurance security funds and all insurance liability reserves in accordance with applicable laws, administrative regulations and rules and policies.

Article 222.

The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place in which such shares are listed as determined by the Board of Directors).

Article 223.

The Company shall pay dividends and other amounts to holders of Foreign- Invested Shares in accordance with the relevant foreign exchange control regulations of the PRC. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples’ Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 224.

The Company shall appoint receiving agents for the holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends in respect of the Overseas-Listed Foreign-Invested Shares declared by the Company on behalf of such holders and all other amounts payable to such holders.

The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the jurisdiction where the Company’s shares are listed or the relevant rules of the stock exchanges. The receiving agents appointed for holders of the Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

Subject to the requirements under relevant laws, regulations and rules of the PRC and applicable rules of the securities regulatory authority of the jurisdiction where the Company’s shares are listed, the Company may exercise the power to forfeit unclaimed dividends, provided that such power shall not be exercised until after the expiration of the applicable limitations period.

Any amount paid up in advance of calls on any shares by a shareholder may carry interest, but shall not entitle the shareholder to participate in any dividend distribution declared prior to the due date of such amount.

Article 225.

The Company shall implement an internal audit system and appoint full time auditors to carry out internal auditing and supervision of the Company’s income and expenses and economic activities.

Article 226.

The Company’s internal auditing system and the responsibilities of the auditing personnel should be carried out after obtaining approval by the Board of Directors. The auditor-in-chief shall be accountable and report to the Board of Directors.

Chapter 18 Engagement of Auditors

Article 227.

The Company shall engage an independent accountancy firm which is qualified under the relevant State regulations to audit the Company’s annual report and review the Company’s other financial reports. The first auditor may be engaged before the first annual general meeting by the inaugural meeting of the Company. The auditor so appointed shall hold the office until the conclusion of the first annual general meeting. If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the Board of Directors.

Article 228.

The term of office of an accounting firm appointed by the Company shall be one (1) year, commencing from the conclusion of the annual general meeting and expiring at the conclusion of the next annual general meeting. Upon the expiry of such term, the relevant accounting firm may be re-appointed.

Article 229.

The auditors engaged by the Company shall enjoy the following rights:

(1)

a right to inspect the books, records and vouchers of the Company at any time, the right to require the directors, president, vice presidents and other senior officers of the Company to supply relevant information and explanations;

(2)	a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanations as are necessary for the discharge of its duties; and

(3)

a right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accountancy firm.

Article 230.

If there is a vacancy in the position of auditor of the Company, the Board of Directors may engage an accountancy firm to fill such vacancy before the convening of the shareholders’ general meeting. Any other accountancy firm which has been engaged by the Company may continue to act during the period during which a vacancy exists.

Article 231.

The shareholders in a general meeting may by ordinary resolution remove the Company’s auditor before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the auditor. However, the accountancy firm’s right to claim for damages which arises from its removal shall not be affected thereby.

Article 232.

The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm engaged by the Board of Directors shall be determined by the Board of Directors.

Article 233.

The Company’s engagement, removal or discontinuance of engagement of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Council.

Where a resolution at a shareholders’ general meeting is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the Board of Directors to fill a casual vacancy or to remove an auditor before the expiration of its term of office, the following provisions shall apply:

(1)

A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year. For the purpose of this Article, “leaving” includes leaving by removal, resignation and retirement.

(2)

If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representation, the Company shall (unless the representations have been received too late) take the following measures:

(I).	In any notice of the resolution given to shareholders, state the fact of the representations having been made; and

(II).	Attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company’s Articles of Association.

(3)

If the Company fails to send out the auditor’s representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the shareholders’ general meeting.

(4)	An auditor which is leaving its post shall be entitled to attend the following shareholders’ general meetings:

(I).	The general meeting at which its term of office would otherwise have expired;

(II).	The general meeting at which it is proposed to fill the vacancy caused by its removal; and

(III).	The general meeting which convened as a result of its resignation,

and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.

Article 234.

Prior notice shall be given to the accounting firm if the Company decides to remove such accounting firm or not to renew the appointment thereof. Such accounting firm shall be entitled to make representations at the shareholders’ general meeting. Where the accounting firm resigns from its position, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.

An accounting firm may resign from its position by depositing at the Company’s legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

(1)	a statement to the effect that there are no circumstances connected with its resignation which it believes should be brought to the notice of the shareholders or creditors of the Company; or

(2)	a statement of any such circumstances.

Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding two sub-paragraphs, a copy of such statement shall be placed at the Company for shareholders’ inspection. Unless otherwise provided under paragraph 2 of Article 259 of the Company’s Articles of Association, the Company shall also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign-Invested Shares at the address registered in the register of shareholders.

Where the accounting firm’s notice of resignation contains a statement of circumstances, the accounting firm may require the Board of Directors to convene an extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

Chapter 19 Insurance

Article 235.

Any insurance to be purchased by the Company shall be conducted in accordance with the relevant insurance laws of China.

Chapter 20 The Company’s Basic Management System

Article 236.

The Company may at its discretion employ and dismiss employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

The Company may formulate its labor and payroll systems and payment methods in accordance with the relevant laws and regulations of the State, the Company’s Articles of Association and the economical benefits of the Company.

The Company shall endeavor to improve its employee benefits and to continually improve the working environment and living standards of its employees.

The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labor insurance system, in accordance with the relevant laws and regulations of the State.

Article 237.

The Company shall formulate internal governance policies on connected transactions for the purpose of regulating connected transactions between the Company and its connected parties in accordance with applicable laws, regulations and regulatory provisions and shall report to competent regulatory authorities or disclose connected transactions promptly pursuant to applicable provisions.

Article 238.

The Company shall institute internal control mechanism for disclosure and appoint dedicated personnel responsible for disclosure matters in accordance with applicable laws, regulations and regulatory provisions.

The Company shall disclose finance, risk and governance structure information in accordance with applicable laws, regulations and regulatory provisions, and ensure the authenticity, accuracy and completeness of the information disclosed.

Article 239.

The Company shall establish an internal control system commensurate with its business nature and asset scale and conduct regular inspections and evaluations of the completeness and effectiveness of its internal control.

The Company shall institute a compliance management mechanism and conduct regular inspections and evaluations of its compliance with laws, regulations, regulatory provisions and internal control system.

Article 240.

The Company shall establish and improve an internal control system to curb money laundering and perform its anti-money laundering obligation pursuant to the applicable provisions including the Anti-Money Laundering Law of the People’s Republic of China.

Article 241.

The Company shall establish a sound system for the protection of the rights and interests of insurance consumers pursuant to the Law of the People’s Republic of China on Protection of Consumer Rights and Interests.

Chapter 21 Trade Unions

Article 242.

The Company’s employees may form trade unions and carry on trade union activities to protect their legal rights. The Company shall provide the necessary conditions for such activities.

Chapter 22 Merger and Division of the Company

Article 243.

In the event of the merger or division of the Company, a plan shall be presented by the Company’s Board of Directors and shall be approved in accordance with the procedures stipulated in the Company’s Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders’ shares at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.

Unless otherwise provided by paragraph 2 of Article 259 of the Company’s Articles of Association, the aforesaid documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares to the address registered in the register of shareholders.

Article 244.

The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company. In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s merger resolution and shall publish a public notice in a newspaper within thirty (30) days of the date of the Company’s merger resolution.

After merger, any rights in relation to debtors and any indebtedness of each of the merged parties shall be assumed by the Company which survives the merger or the newly established company.

Article 245.

Where there is a division of the Company, its assets shall be divided up accordingly. In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within then (10) days of the date of the Company’s division resolution and shall publish a public notice in a newspaper within thirty (30) days of the date of the Company’s division resolution.

The debts of the Company prior to the division shall be assumed jointly and severally by the companies arising from the division, except for those which written agreement has been reached with the creditor in respect of repayment of the debts prior to the division.

Article 246.

The Company shall, in accordance with law, apply for change in its registration with the company registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law.

Where a new company is established, the Company shall apply for registration thereof in accordance with law. Where the Company increases or decreases its registered capital, the procedures for alteration of registration shall be handled at the company registration authority in accordance with law.

Any merger, division, capital increase and decrease of the Company shall be submitted to the CBIRC for approval.

Chapter 23 Dissolution and Liquidation

Article 247.

If dissolution is necessary due to a merger or division of the Company, the Company shall be liquidated.

In the event that the Company is liquidated under the situation as set out in the paragraph above, such liquidation shall be carried out in accordance with relevant laws and administrative regulations.

In the event that the Company is declared insolvent pursuant to law, insolvent liquidation shall be carried out in accordance with laws regarding enterprise insolvency.

Article 248.

If the Company is unable to pay off due debts, with the consent from the competent insurance regulator, the People’s Court will declare the Company insolvent according to law. If the Company is declared insolvent, the People’s Court will arrange insurance regulators, relevant authorities and personnel to form a liquidation committee to carry out liquidation.

Where the Company is dissolved or is declared insolvent in accordance with law, the life insurance contracts and reserves held by it shall be transferred to other insurance companies with life insurance business operation. If the Company fails to enter into transfer agreements with other insurance companies, the competent insurance regulator will designate insurance companies with life insurance business operation to receive the life insurance contracts and reserves. In case of any transfer or receipt of the life insurance contracts and reserves mentioned in the preceding paragraph resulting from designation of the competent insurance regulator, the legitimate rights and interests of the insured and beneficiary shall be maintained.

Article 249.

Where the Board of Directors decides to liquidate the Company for any reason other than the Company’s declaration of its own insolvency, the Board shall include in its notice convening a shareholders’ general meeting for such purpose a statement that after making full inquiry into the affairs of the Company, the Board of Directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the Board of Directors shall cease.

The liquidation committee shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on the committee’s income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

The liquidation of the Company shall be supervised and guided by the CBIRC.

Article 250.

The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement at a newspaper.

A creditor shall, within thirty (30) days of receipt of the notice, or for creditors, who have not personally received such notice, within forty-five (45) days of the date of the public announcement, claim its rights to the liquidation committee. In claiming its rights, the creditor shall provide evidential material in respect thereof. The liquidation committee shall register the creditor’s rights. In the course of claiming of creditors’ rights, the liquidation committee shall not make any repayment to creditors.

Article 251.

During the liquidation period, the liquidation committee shall exercise the following functions and powers:

(1)	to sort out the Company’s assets and prepare a balance sheet and an inventory of assets respectively;

(2)	to notify the creditors or to publish public announcements;

(3)	to dispose of and liquidate any unfinished businesses of the Company;

(4)	to pay all outstanding taxes and taxes arising from the liquidation;

(5)	to settle claims and debts;

(6)	to deal with the surplus assets remaining after the Company’s debts have been repaid; and

(7)	to represent the Company in any civil proceedings.

Article 252.

After it has sorted out the Company’s assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the people’s court for confirmation.

The Company’s assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

During the liquidation period, the Company remains in existence; however, it shall not commence any business activities irrelevant with liquidation. The Company’s assets shall not be distributed to its shareholders prior to repaying debts in accordance with the foregoing provision.

Article 253.

After sorting out the Company’s assets and preparing a balance sheet and an inventory of assets,, the liquidation committee discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation committee shall immediately apply to the People’s Court for a declaration of insolvency.

After a Company is declared insolvent by a ruling of the People’s Court, the liquidation committee shall transfer all matters arising from the liquidation to the People’s Court.

Article 254.

Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders’ general meeting or the insurance regulatory authority for confirmation.

The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the Company registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

Chapter 24 Procedures for Amendment of the Company’s Articles of Association

Article 255.

The Company may amend these Articles of Association in accordance with the requirements of law, administrative regulations and the Company’s Articles of Association.

Upon occurrence of the following events, the Company shall hold a shareholders’ general meeting within three (3) months to amend these Articles of Association:

(1)	these Articles of Association is contradictory to the amended version of the Company Law, the Insurance Law or other applicable laws, administrative regulations or regulatory provisions;

(2)	there is any change to fundamental matters recorded in these Articles of Association or relevant rights, obligations, duties, procedural rules under these Articles of Association; or

(3)	other matters requiring amendments to these Articles of Association.

Article 256.

The Company’s Articles of Association shall be amended in the following manner:

(1)	shareholders or entities with right to raise proposal submit the proposal to amend these Articles of Association to the shareholders’ general meeting;

(2)

the shareholders’ general meeting votes on the proposal of amendment to these Articles of Association and pass a resolution by more than two- thirds of shareholders with voting right present at the meeting;

(3)	the Company submits the application for amendment to these Articles of Association to the CIRC;

(4)

the Company amends these Articles of Association in accordance with the comments of the CIRC. If the amended Articles of Association comply with relevant regulations, the CIRC will approve the amended Articles of Association. The approved version shall be the prevailing version of these Articles of Association; and

(5)	registration with company registration authority regarding the amendments.

Article 257.

The amendment of the Company’s Articles of Association in respect of the following matters shall be submitted to the insurance regulatory authority for approval, and once approved, to the company registration authority for change in registration, followed by public announcement:

(1)	a change in the Company’s name;

(2)	a change in the Company’s scope of business;

(3)	an increase or reduction of the Company’s registered capital;

(4)	a change of the Company’s share class in whole or in part;

(5)	an addition of new share class;

(6)	an addition or cancellation of convertible debentures; or

(7)	other matters.

Amendments of the Company’s Articles of Association which involve the contents of the Mandatory Provisions shall become effective upon receipt of the approvals from the securities authority of the State Council and the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.

If amendments to these Articles of Association need to be disclosed pursuant to laws and administrative regulations, they shall be disclosed accordingly.

Chapter 25 Dispute Resolution

Article 258.

The Company shall abide by the following principles for dispute resolution:

(1)

Any disputes or claims arising between holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested and the Company’s directors, supervisors, president, vice presidents, or other senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from the Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company shall be submitted for arbitration.

When a dispute or claim of rights referred to in the preceding paragraph is submitted for arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company’s shareholders, directors, supervisors, president, vice presidents, or other senior officers of the Company, comply with the arbitration.

Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

(2)

A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Center in accordance with its Securities Arbitration Rules. Once a claimant submits a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Center, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Center.

(3)

If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC govern, save as otherwise provided in law and administrative regulations.

(4)	The award of an arbitral body shall be final and conclusive and binding on all parties.

Chapter 26 Notices and Public Announcements

Article 259.

Notices, communications or other written documents of the Company (including but not limited to annual reports, interim reports, quarterly reports, notice of meetings, listing documents, circulars to shareholders, proxy forms and extraordinary announcements) shall be sent by the following means:

(1)	by hand;

(2)	by email;

(3)	by fax or email;

(4)

subject to laws, administrative regulations and relevant provisions of securities regulatory authority of the place where the Company is listed, by publishing on the website of designated by the Company and the stock exchanges;

(5)	by announcement on newspapers and other designated media; or

(6)	by other means acceptable to securities regulatory authority of the place where the Company is listed.

Even otherwise provided in these Articles of Association regarding the release or notification manner of any notices, communications or other written materials, in compliance with the listing rules of the place where the Company is listed, the Company may choose to resort to the means set forth in sub-paragraph (4) in the first paragraph of this Article for releasing notices, communications or other written materials instead of delivery by hand or by postage prepaid mail of written documents to each shareholder of overseas listed foreign shares.

Article 260.

If the securities regulatory authority of the place where the Company is listed requires the Company’s documents to be sent, mailed, distributed, delivered, published or otherwise provided in both English and Chinese versions, and if the Company has made proper arrangement confirming with its shareholders whether they would like to receive English or Chinese version, the Company may, upon request expressed by shareholders, send only English or Chinese version (as the case may be) to relevant shareholders, subject to and pursuant to applicable laws and regulations.

Article 261.

All notices which are to be sent by mail shall be clearly addressed, postage pre- paid, and shall be put in envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders five (5) days after the date of dispatch.

Article 262.

Any notices, document, information or written statements from the shareholders or directors to the Company shall be delivered personally or sent by registered mail to the legal address of the Company.

Article 263.

Shareholders or directors of the Company who want to prove that certain notices, documents, information or written statements have been sent to the Company shall provide evidential materials showing that such notices, documents, information or written statements have been sent to the Company by normal methods within designated times, and that the mailing address is correct and the postage is fully paid.

Chapter 27 Special Matters of Corporate Governance

Article 264.

If the Company has one of the following possible failures in its corporate governance mechanism, it may carry out the internal corrective procedures and apply to the CBIRC for guidance:

(1)	the Board of Directors is not established for over one (1) year;

(2)	conflicts exist among the directors of the Company for a long period of time and cannot be resolved through shareholders’ general meetings;

(3)	the Company fails to convene a shareholders’ general meeting for over one (1) year;

(4)

the proportion of shareholders’ votes fails to reach the proportion specified by law or these Articles of Association, resulting in a failure of passing an effective resolution at the shareholders’ general meeting for over one (1) year;

(5)	proposals for capital increase due to insolvency cannot be passed; or

(6)

the existing governance mechanism of the Company fails to operate normally, resulting in significant difficulties in the operation and management of the Company, and other circumstances as identified by the CBIRC.

In the event that any failure of the corporate governance mechanism described above occurs and such failure cannot be resolved by the internal corrective procedures adopted by the Company, the Company, shareholders individually or jointly holding over one-third of shares of the Company, and more than half of the directors shall have the right to apply to the CBIRC for its supervision and guidance.

Article 265.

The CBIRC conducts supervision and provides guidance on the failure of the corporate governance mechanism on a case by case basis. If a substantial risk of governance is identified, which has significantly prejudiced or may significantly prejudice the legitimate rights and interests of insurance consumers or the security of insurance funds, shareholders and the Company undertake to accept regulatory measures taken by the CBIRC, such as requesting the Company to increase capital, restricting relevant shareholders’ rights, and transferring the equity interest held in the Company. For circumstances being considered serious, shareholders and the Company undertake to accept the rectification and takeover measures adopted by the CBIRC against the Company.

Chapter 28 Supplementary

Article 266.

In the Articles of Association, references to “accountancy firm” shall have the same meaning as “auditors”.

Article 267.

The phrases “more than”, “within” and “below” herein for the numbers include the numbers indicated themselves, while the phrases “exceed”, “beyond”, “lower than” and “over” exclude the numbers indicated themselves.

Article 268.

The Company’s Articles of Association are written in both Chinese and English. Both texts shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association shall prevail.

Article 269.

The Company shall designate the media recognized by regulatory authorities for the publication of its public announcements and any other information required for disclosure.

Article 270.

The Company shall formulate related transaction management policies, information disclosure management policies, internal control and compliance management policies and internal audit policies in accordance with applicable laws, regulations, rules and regulatory documents.

Article 271.

Appendices to these Articles of Association include the Procedural Rules for Shareholders’ General Meetings, the Procedural Rules for Board of Directors Meetings, and the Procedural Rules for Meetings of the Supervisory Board.

Article 272.

These Articles of Association shall take effect from the date when they are passed by shareholders’ general meeting and approved by the CBIRC.

Article 273.

In the event of any inconsistency between the relevant laws, regulations, rules, regulatory documents and the requirements of regulatory authorities of the place where the shares of the Company are listed, and these Articles of Association, the relevant laws, regulations, rules, regulatory documents and the requirements of regulatory authorities of the place where the shares of the Company are listed shall prevail.

Article 274.

The Company’s Board of Directors shall have the power to interpret the Company’s Articles of Association.